CALLON PETROLEUM COMPANY
200 NORTH CANAL STREET, NATCHEZ, MISSISSIPPI  39120

NOTICE OF THE 2011 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 12, 2011

To Our Shareholders:

Notice is hereby given and you are cordially invited to attend the 2011 Annual Meeting of Shareholders of Callon Petroleum Company (“Callon” or the “Company”) which will be held in Natchez, Mississippi, on Thursday, May 12, 2011, at 9:00 a.m., in the Grand Ballroom of the Natchez Grand Hotel, 111 Broadway Street, Natchez, Mississippi 39120, for the following purposes:

1.	To elect two Class II directors to hold office until the 2014 Annual Meeting of Shareholders;

2.	To approve, in an advisory (non-binding) vote, the Company’s executive compensation as disclosed in the accompanying proxy statement;

3.	To approve an advisory (non-binding) proposal to determine whether the shareholder vote to approve executive compensation (Item 2 above) should occur every 1, 2 or 3 years;

4.	To approve and ratify the Callon Petroleum Company 2011 Omnibus Incentive Plan;

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6.	To transact such other business as may properly come before the 2011 Annual Meeting or any adjournment or adjournments thereof.

Specific details of the matters proposed before the 2011 Annual Meeting are included in the proxy statement accompanying and forming part of this notice.  Only shareholders of record at the close of business on March 16, 2011 will be entitled to notice of, and to vote at, the 2011 Annual Meeting, or any adjournment or postponements thereof.  Each common share is entitled to one vote per share.  Whether or not you plan to attend the 2011 Annual Meeting, we request that you sign, date and promptly mail the enclosed proxy in the pre-addressed envelope enclosed.

By Order of the Board of Directors

/s/ Robert A. Mayfield
Natchez, Mississippi                                                                                                Robert A. Mayfield
March 21, 2011                                                                                                        Corporate Secretary

IF YOU CANNOT ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE RETURN ENVELOPE ENCLOSED FOR YOUR USE.  NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES.  SHAREHOLDERS WHO ATTEND THE 2011 ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting:

Our proxy material relating to our 2011 Annual Meeting (notice, proxy statement, proxy and 2010 Annual Report to Shareholders) is available on our website at www.callon.com.  This information is also available by calling 1-800-451-1294 or by email at terryt@callon.com. For the date, time and location of the 2011 Annual Meeting and an identification of the matters to be voted upon at the 2011 Annual Meeting, please see the “Notice of 2011 Annual Meeting of Shareholders.”  For information on how to obtain directions to be able to attend the meeting and vote in person, please contact Terry Trovato, Investor Relations, Callon Petroleum Company, 200 North Canal Street, Natchez, Mississippi, 39120.

PROXY STATEMENT
_____________________

CALLON PETROLEUM COMPANY
200 North Canal Street
Natchez, Mississippi  39120
(601) 442-1601

2011 ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, MAY 12, 2011

SOLICITATION AND REVOCABILITY OF PROXIES

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Callon Petroleum Company, a Delaware corporation (“Callon” or the “Company”), from shareholders of the Company for use at the 2011 Annual Meeting of Shareholders of the Company to be held on Thursday, May 12, 2011, at 9:00 a.m., in the Grand Ballroom of the Natchez Grand Hotel, 111 Broadway Street, Natchez, Mississippi 39120, and at any adjournment or postponement thereof. The purpose of the meeting is to consider and vote upon the matters described in the accompanying Notice of the 2011 Annual Meeting of Shareholders.

A proxy in the form accompanying this proxy statement, when properly executed and returned, will be voted in accordance with the directions specified on the proxy, and otherwise in accordance with the judgment of the persons designated therein as proxies.  Any proxy which does not withhold authority to vote or on which no other instructions are given will be voted for the election of the nominee named herein to the Board of Directors and in favor of the all other proposals set forth in the notice.  Any proxy may be revoked at any time before it is exercised by delivering, to the Corporate Secretary of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the 2011 Annual Meeting. Proxies submitted by mail must be received on or before 8:00 a.m. on Thursday, May 12, 2011. Submitting your proxy by mail will not affect your right to vote in person if you decide to attend the 2011 Annual Meeting.

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of the Director nominees (Proposal 1 of this proxy statement), the Company’s executive compensation (Proposal 2 of this proxy statement), the frequency of vote for the executive compensation (Proposal 3 of this proxy statement), approval of the 2011 Omnibus Incentive Plan (Proposal 4 of this proxy statement), and ratification of the Company’s independent registered public accounting firm (Proposal 5 of this proxy statement).  Prior to January 1, 2010, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate. Recent changes in regulations eliminated the ability of your bank or broker to vote your uninstructed shares in the election of Directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf except that your bank or broker will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company's independent registered public accounting firm (Proposal 5 of this proxy statement).  If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the 2011 Annual Meeting.

This proxy statement and the accompanying notice and form of proxy are being mailed to shareholders on or about March 21, 2011.  The Annual Report for the Company’s fiscal year ended December 31, 2010 is also being mailed to shareholders contemporaneously with this proxy statement, although the Annual Report does not form a part of the material for the solicitation of proxies.  The contents of this proxy statement have been approved by our Board of Directors.

Proxies will be solicited primarily by mail, but employees of the Company may also solicit proxies in person or by telephone.  Arrangements may be made with brokerage firms or other custodians, nominees, and fiduciaries to send proxy materials to the beneficial owners of our common stock for which the Company has agreed to pay those costs.  In addition, the Company has retained the services of Eagle Rock Proxy Advisors, LLC to assist us in our solicitation efforts at an estimated cost of $5,000 plus reasonable and customary out-of-pocket expenses.

Financial and other information concerning the Company is contained in the Annual Report for the year ended December 31, 2010. Pursuant to rules promulgated by the Securities and Exchange Commission (SEC), we have elected to provide access to the Company's proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of the proxy material on the Internet. This proxy statement, the accompanying proxy card and the Company's 2010 Annual Report are available at the Company's website at www.callon.com. In accordance with SEC rules, you may access the proxy statement at www.callon.com, which does not have "cookies" that identify visitors to the site.

Other Matters to be Considered at the 2011 Annual Meeting of Shareholders

The Board of Directors is not presently aware of any other proposals that may be brought before the 2011 Annual Meeting.  In the event other proposals are brought before the 2011 Annual Meeting, the persons named in the enclosed proxy will vote in accordance with what they consider to be in the best interests of the Company and our shareholders.

VOTING REQUIREMENTS

The Board of Directors has fixed the close of business on March 16, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2011 Annual Meeting.  A complete list of all shareholders entitled to vote at the 2011 Annual Meeting will be open for examination by any shareholder during normal business hours for a period of ten days prior to the 2011 Annual Meeting at the offices of the Company, located at 200 North Canal Street, Natchez, Mississippi  39120.  Such list will also be available at the 2011 Annual Meeting and may be inspected by any valid shareholder who is present.

On the record date, our outstanding voting securities consisted of 39,105,130 shares of common stock.  Holders of common stock will be entitled to one vote per share held of record on the record date for each proposal presented at the 2011 Annual Meeting.

QUORUM AND OTHER MATTERS

The holders of a majority of the total shares of common stock issued and outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the 2011 Annual Meeting.  For purposes of determining whether a quorum is present under Delaware law, broker non-votes and abstentions do count towards the establishment of a quorum.

  The election of directors requires the favorable vote of the holders of a plurality of shares of common stock present and voting, in person or by proxy, at the 2011 Annual Meeting.  Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate.

Each of the other proposals will be approved if it receives a majority of the votes of the shares present in person at the 2011 Annual Meeting and those represented by proxy and entitled to vote.   Although the advisory votes on Proposals 2 and 3 are non-binding, as provided by law, our Board will review the results of the votes and will take them into account in making a determination concerning executive compensation and the frequency of holding such advisory votes.  If the appointment of the Company’s independent registered public accounting firm is not ratified by holders of our voting securities, the Audit Committee and the Board may reconsider its appointment and endorsement, respectively. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Abstaining shares will be considered present at the 2011 Annual Meeting so that the effect of abstentions will be the equivalent of a “no” vote.  With respect to broker non-votes, the shares will not be considered present at the 2011 Annual Meeting with respect to a non-discretionary item so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and the broker has not received voting instructions from the beneficial owner.   The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from customers. The ratification of the independent registered accounting firm is a routine matter on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters such as the election of directors, the proposals related to executive compensation or the 2011 Omnibus Incentive Plan unless they have received voting instructions from their customers.

Votes cast at the meeting will be counted by the inspector of election.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Certificate of Incorporation provides for a classified Board of Directors.  The Board of Directors is divided into three classes of equal size, designated as Class I (currently with two directors), Class II (currently with two directors) and Class III (currently with two directors).  One class of directors is elected at each Annual Meeting of shareholders to serve for a three-year term.

The term of the two Class II directors, Mr. B. F. Weatherly and Mr. Richard O. Wilson, will expire on the date of the 2011 Annual Meeting.  The nominees of the Board for Class II directors of the Company to serve until the 2014 Annual Meeting, or until their successors have been duly elected and qualified, are Mr. Weatherly and Mr. Anthony J. Nocchiero. Both were nominated by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee. Each of the nominees has consented to serve as a director if elected. Mr. Weatherly has served continuously as a director of the Company since the date of his first election or appointment to the Board. Mr. Nocchiero is replacing Mr. Wilson, who has determined not to stand for re-election to the Board for personal reasons. Mr. Wilson’s decision was not in connection with any disagreement with the Company.

All shares of common stock represented by the proxies will be voted “FOR” the election of the director nominees, except where authority to vote in the election of directors has been withheld.  Should the nominees become unable or unwilling to serve as a director at the time of the 2011 Annual Meeting, the person or persons exercising the proxies will vote for the election of substitute nominees designated by the Board of Directors, or the Board of Directors may choose to reduce the number of members of the Board of Directors to be elected at the 2011 Annual Meeting in order to eliminate the vacancy.  The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve if elected.  Only the nominees or a substitute nominee designated by the Board of Directors will be eligible to stand for election as a director at the 2011 Annual Meeting.

The Board of Directors recommends that you vote “FOR” the election of the nominees.

Directors and Executive Officers of Callon Petroleum Company

The following table provides information with respect to the nominees, all current directors whose terms will continue after the 2011 Annual Meeting, and the present executive officers of the Company.  Each executive officer has been elected to serve until his or her successor is duly appointed or elected by the Board of Directors or their earlier removal or resignation from office.

Name	Age as of Record Date	Company Position Since	Present Company Position

Class I Directors:
(Term Expires in 2013)
Larry D. McVay	63	2007	Director
John C. Wallace	72	1994	Director

Class II Directors:
(Term Expires in 2011)
B. F. Weatherly	66	1994	Director, Executive Vice President and Chief Financial Officer, Nominee
Anthony J. Nocchiero	59	-	Director, Nominee

Class III Directors:
(Term Expires in 2012)
Fred L. Callon	61	1994	Director, Chairman of the Board, President, and Chief Executive Officer
L. Richard Flury	63	2004	Director

Other Executive Officers:
Mitzi P. Conn	42	2007	Corporate Controller
Steven B. Hinchman	52	2009	Former Executive Vice President, and Chief Operating Officer (1)
Gary A. Newberry	56	2010	Senior Vice President, Operations (2)
Robert A. Mayfield	60	2000	Corporate Secretary
H. Clark Smith	58	2001	Chief Information Officer
Rodger W. Smith	61	1999	Vice President and Treasurer
Stephen F. Woodcock	59	1997	Vice President, Exploration

(1)	Mr. Hinchman’s initial employment date was June 1, 2009. He resigned from his position in October 2010.
(2)	Mr. Newberry was hired in April 2010 as Vice President, Production and Development and promoted to his current position in September 2010.

The following is a brief description of the background and principal occupation of each director and executive officer:

Fred L. Callon has been Chairman of the Board of Directors of the Company since May 2004 and President and Chief Executive Officer of the Company and Callon Petroleum Operating Company since January 1997.  Prior to January 1997, he was President and Chief Operating Officer of the Company, positions he had held with the Company or its predecessors since 1984.  He has been employed by the Company or its predecessors since 1976.  Mr. Callon graduated from Millsaps College in 1972 and received his M.B.A. degree from the Wharton School of Finance in 1974.  Following graduation and until his employment by Callon Petroleum Operating Company, he was employed by Peat, Marwick, Mitchell & Co., certified public accountants.  He is son of the late Sim C. Callon, one of the Company’s co-founders and the nephew of the late John S. Callon, the other co-founder.

Mr. Callon has been involved in the oil and gas industry virtually all his life and has developed a wide network of personal and business relationships within the oil and gas industry.  His strong financial background combined with his many years of operational experience throughout changing conditions in the market and industry provide him with the ability to successfully lead the Company.

Mitzi P. Conn is the Corporate Controller for the Company and Callon Petroleum Operating Company.  Prior to being appointed to that position in May 2007, she had served as assistant controller since May 2004.  Mrs. Conn has held various other positions in finance and accounting since she joined the Company in June 1993.  Prior thereto, she was a general accountant for Graham Resources, Inc. She received her B.S. degree in accounting from Southeastern Louisiana University in 1990 and is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants.

L. Richard Flury is a graduate of the University of Victoria (Canada).  He spent over 30 years with Amoco Corporation, and later, BP plc, from which he retired as Chief Executive, Gas and Power and Renewables, on December 31, 2001, a position he had held since June of 1999.  Prior to Amoco's merger with BP in 1998, he served in various executive positions and was Chief Executive for Worldwide Exploration and Production and Executive Vice President of Amoco Corporation at the time of the merger. Currently, he is a member of the Board of Directors of QEP Resources, a publicly traded oil and gas company, and the Chairman of Chicago Bridge and Iron Company, N.V., a publicly-traded engineering, procurement and construction company.

Mr. Flury has many years of prior experience with a major oil and gas company.  Mr. Flury continues his involvement in the industry through his other directorship positions.  His executive-level perspective and decision making abilities continue to prove beneficial to the success of the Company.

Steven B. Hinchman was the Executive Vice President and the Chief Operating Officer for the Company and Callon Petroleum Operating Company until he resigned in October 2010. Prior to joining the Company in June 2009, Mr. Hinchman was Executive Vice President of Technology and Services for Marathon Oil Corporation, a position he held since April 2008, and served as a member of Marathon's Executive Committee, a position he held since October 2000.  Mr. Hinchman originally joined Marathon in 1980 as a field engineer and subsequently held a number of technical, staff and managerial positions of increasing responsibility in their domestic and international exploration and production organizations.  Mr. Hinchman received a bachelor's degree in petroleum engineering from Pennsylvania State University in 1980, and a master's degree in the same field of study from the Colorado School of Mines in 1987.  Mr. Hinchman is a member of the board of directors of the American Petroleum Institute, a Visiting Committee Member of the Petroleum Engineering Department of the Colorado School of Mines, a member of the board of directors of the Sam Houston Council of the Boy Scouts of America, and a member of the Industrial and Professional Advisory Council of the Department of Energy and Geo-Environmental Engineering at Pennsylvania State University.  In 2005, he received the distinguished Penn State Alumni Fellow Award.

Robert A. Mayfield is the Corporate Secretary and also oversees tax services for the Company and Callon Petroleum Operating Company.  He was appointed Corporate Secretary in February 2000.  Prior to his appointment as Corporate Secretary, he had served as the Manager of Tax Services and Securities and Exchange Commission Reporting since 1981.  Prior to joining Callon, he was employed by McCormick Oil and Gas Company in Houston, Texas, where he served as an assistant to the tax manager.  Mr. Mayfield received his B.S. degree in accounting from Louisiana Tech University in 1972 and is a member of the Society of Corporate Secretaries & Governance Professionals.

Larry D. McVay was appointed to the Board of Directors in October 2007.  From 2003 until his retirement from BP in 2006, he served as Chief Operating Officer of TNK-BP Holding, one of the largest oil producing companies in Russia.  Since 2007, Mr. McVay has been a Managing Director of Edgewater Energy, LLC, an oil and gas consulting and investment company.  From 2000 to 2003, he served as Technology Vice President and Vice President of Health, Safety and Environment for BP.  He also led the global E&P Operations Excellence effort for improving the operating efficiency of BP’s upstream operations.  Mr. McVay has led a distinguished international oil and gas career spanning 38 years with Amoco, BP and TNK-BP.  He worked in various engineering, management and leadership positions with Amoco and BP both domestically and internationally.  Mr. McVay earned a mechanical engineering degree from Texas Tech University where he was recognized as a Distinguished Engineer in 1995.  In January 2008 he became a member of the board of directors of Praxair, Inc., the largest industrial gases company in North and South America.  In May 2008 Mr. McVay also became a member of the board of directors of Chicago Bridge and Iron, N.V., a publicly-traded engineering, procurement, and construction company.

Mr. McVay has been directly involved in almost all aspects of the oil and gas industry, including drilling, production, finance, environmental risk, and safety.  Outside of his involvement with Callon, Mr. McVay is active in other industry consulting assignments which keep him fully abreast of trends and current activity in the operational areas in which Callon is pursuing development.

Gary A. Newberry joined the Company in April 2010 as Vice President – Production and Development.  In September 2010, Mr. Newberry was promoted to Senior Vice President – Operations.  Mr. Newberry graduated from Marietta College in 1977 with a B.S. degree in Petroleum Engineering.  After graduation he joined Marathon Oil Company as a Production and Drilling Engineer working in Alaska, the Gulf of Mexico, and the Rockies.  He held various supervisory and management roles of increasing responsibility over production and drilling operations in the mid-continent, Alaska and the Permian Basin.  As a Business Unit Leader, Mr. Newberry was responsible for all upstream business activity in Oklahoma, Alaska, and the Rockies and served as Marathon’s Worldwide Operations Manager.  Mr. Newberry retired from Marathon Oil Company after 33 years of service.

Anthony J. Nocchiero was nominated to the Board of Directors in March 2011.  From April 2007 until September 2010, Mr. Nocchiero held the position of senior vice president and chief financial officer for CF Industries, Inc.  From July 2005 until March 2007, he was the vice president and chief financial officer for Merisant Worldwide, Inc.  From January 2002 to July 2005, Mr. Nocchiero was self-employed as an advisor and private consultant.  From January 1999 until December 2001, Mr. Nocchiero served as vice president and chief financial officer of BP Chemicals, the global petrochemical business of BP p.l.c. Prior to that, he spent twenty-four years with Amoco Corporation in various financial and management positions, including service as Amoco’s vice president and controller from April 1998 to January 1999. Mr. Nocchiero holds a B.S. degree in chemical engineering from Washington University in St. Louis and an M.B.A. degree from the Kellogg Graduate School of Management at Northwestern University.

Mr. Nocchiero has previous experience serving as a member of the Board of Directors of various public and private companies including Terra Nitrogen LP, Keytrade AG, Vysis Corporation and the Chicago Chamber of Commerce.  He brings to the company broad technical knowledge in finance, oil and gas, and extensive experience with finance and M&A related transactions.

H. Clark Smith is the Chief Information Officer for the Company and Callon Petroleum Operating Company.  Prior to being appointed to that position in March 2001, he had served as Manager – Information Technology since January 1990 and in other computer related positions with the Company and its predecessors since 1983.  At Mississippi State University, he majored in Industrial Technology.  During his tenure with the Company, he has received extensive technical and management training from the University of Southern Mississippi, International Business Machines, Microsoft, Novell, and Arthur Andersen & Company.  He has also served as Manager – Information Services with Jefferson Davis Regional Medical Center and as a principal of the consulting firm, Mississippi Computing Consultants.

Rodger W. Smith is a Vice President and also serves as the Treasurer for the Company and Callon Petroleum Operating Company.  Mr. Smith was appointed Treasurer in April 1999 and served as Corporate Controller from 2004 to May 2007.  Prior to being appointed Treasurer, he served as Manager of Budget and Analysis since 1994.  Prior to 1994, Mr. Smith was Manager of Exploration and Production Accounting and has been employed by the Company and its predecessors since 1983.  Prior to his employment with the Company, he was employed by International Paper Company as a plant controller.  He received his B.S. degree in accounting from the University of Southern Mississippi in 1973.

John C. Wallace has been a member of the Board of Directors of the Company since 1994.  Mr. Wallace is a Chartered Accountant having qualified with PricewaterhouseCoopers in Canada in 1963, after which he joined Baring Brothers & Co., Limited in London, England.  Prior to his retirement in December 2010, he served for over twenty-five years as Chairman of Fred. Olsen Ltd., a London-based corporation that he joined in 1968 and which specializes in the business of shipping, renewable energy and property development.  He received his B. Comm degree majoring in Accounting and Economics from McGill University in 1959.  In November 2004 he successfully completed the International Uniform Certified Public Accountant Qualification Examination and has received a CPA Certificate from the State of Illinois.  Mr. Wallace also retired from the board of directors of Ganger Rolf ASA and Bonheur ASA, Oslo, both publicly-traded shipping companies with interests in offshore energy services and renewable energy.

Mr. Wallace has extensive financial and accounting experience in not only the oil and gas industry but in a number of other related industries as a result of his association with Fred. Olsen, Ltd. and various associated or related companies.  He held senior management positions and was a member of Fred. Olsen’s board of directors for many years.  The Company feels that Mr. Wallace has a unique perspective of the risks and rewards in the oil and gas industry.

B. F. Weatherly is an Executive Vice President and also serves as the Chief Financial Officer for the Company and Callon Petroleum Operating Company.  Prior to joining the Company in November 2006, he was a principal of CapSource Financial, Houston, Texas, an investment-banking firm, since 1989.  He was also a general partner of CapSource Fund, L.P., a Jackson, Mississippi investment fund, and held that position since 1997.  Mr. Weatherly received a Master of Accountancy degree from the University of Mississippi in 1967.  Mr. Weatherly has previously been associated with Arthur Andersen LLP, and has served as a Senior Vice President of Brown & Root, Inc. and Weatherford International, Inc.  Mr. Weatherly has many years of executive management and financial management positions in energy related companies with emphasis on structuring and completion of many types of financial transactions.  Additionally, serving as managing director of two investment funds provides insight into seeking financing alternatives for Callon.

Richard O. Wilson retired in 2004 after working for over 50 years in offshore drilling and construction which included two years with Zapata Offshore and 21 years with Brown & Root, Inc. working in various managerial capacities in the Gulf of Mexico, Venezuela, Trinidad, Brazil, the Netherlands, the United Kingdom, Norway and Mexico.  Mr. Wilson was a Director and Senior Group Vice President of Brown & Root, Inc. and Senior Vice President of Halliburton, Inc.  For 18 years he was associated with Fred. Olsen Interests where he served as Chairman of OGC International PLC, Dolphin A/S and Dolphin Drilling Ltd.  He holds a B.S. degree in Civil Engineering from Rice University.  Mr. Wilson is a Fellow in the American Society of Civil Engineers, a Director of Flotek Industries, Inc. and a Director of the Museum of Printing History in Houston, Texas.  In 2000 Mr. Wilson was elected an Industry Pioneer by the Offshore Energy Center, Houston, Texas.

Mr. Wilson has over 50 years of experience directly related to the domestic and world-wide oil and gas exploration and production efforts.  His managerial and executive-level experience provides a strong base to help guide the Company in its analysis of current and future operational aspects.

Stephen F. Woodcock is the Vice President of Exploration for the Company and Callon Petroleum Operating Company.  Prior to being appointed to this position in November 1997, Mr. Woodcock had served as Manager of Geology and Geophysics since his initial employment by the Company and Callon Petroleum Operating Company in 1995.  Prior thereto, he was Manager of Geophysics for CNG Producing Company and Division Geophysicist for Amoco Production Company.  Mr. Woodcock received a master’s degree in geophysics from Oregon State University in 1975.

All officers and directors of the Company are United States citizens, except Mr. Wallace, who is a citizen of Canada.  L. Richard Flury holds both U.S. and Canadian citizenship.

The Board of Directors and Governance Matters

General.  In accordance with our by-laws and the laws of Delaware, our state of incorporation, our business and affairs are managed under the direction of the Board of Directors.  The Board of Directors generally meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval.  Between regularly scheduled meetings, the Board of Directors may also hold special meetings, execute unanimous written consents, and participate in telephone conference calls when an important matter requires Board action.

During 2010, the Board of Directors of the Company met formally six times and executed six unanimous written consents.  All of the Company’s directors attended all of the board meetings.  In addition, to promote open discussion, the non-management directors meet in executive (private) sessions without management following each quarterly board meeting.  The chairperson of such executive sessions is the chairperson of the Nominating and Corporate Governance Committee unless, at the first executive session held in each fiscal year, the independent directors select a different independent director to serve as the chairperson for all executive sessions held during that fiscal year.  L. Richard Flury, chairman of the Compensation Committee, presided over all executive sessions during 2010.

In order to facilitate the various functions of the Board of Directors, the Board of Directors has created an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Strategic Planning Committee.  These committees are more fully described in the following pages.

Director Independence.  It is the policy of the Board of Directors that a majority of the members of the Board be independent of the Company’s management.  The Company’s Corporate Governance Principles contain the following guidelines to assist the Board in determining director independence in accordance with the applicable NYSE and SEC rules:

•
No director who is an employee or former employee of the Company, or whose immediate family member is an executive officer or former executive officer of the Company, shall be considered “independent” until three years after such employment has ended;

•
No director who is receiving, or in the last three years has received, or whose immediate family member is receiving, or in the last three years has received, more than $120,000 per year in direct compensation from the Company, other than fees received in such director’s capacity as a member of the Board or any Board committee and pension payments or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) shall be considered “independent.”  Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence;

•
No director who is, or in the past three years has been, affiliated with or employed by, or whose immediate family member is, or in the past three years has been, affiliated with or employed in a professional capacity by, a present or former internal auditor or independent auditing firm of the Company shall be considered “independent”;

•
No director who is, or in the past three years has been, employed as, or whose immediate family member is, or in the past three years has been, employed as, an executive officer by any company for which any executive officer of the Company serves as a member of its compensation committee (or, in the absence of a compensation committee, the board committee performing equivalent functions, or, in the absence of such committee, the Board of Directors) shall be considered “independent”;

•
No director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenue shall be considered “independent” until three years after such payments fall below such threshold; and

•
An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. When applying the three-year look-back provisions, it does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

The Board of Directors has affirmatively determined that Messrs. Flury, McVay, Wallace and Wilson do not have any material relationships with the Company that may interfere with the exercise of their independence from management and the Company and are independent directors under applicable NYSE rules, SEC rules and in accordance with our Corporate Governance Principles.   The Board of Directors has also determined that Mr. Nocchiero is independent under applicable NYSE rules, SEC rules and in accordance with our Corporate Governance Principles.

Corporate Governance Principles.  The Company believes that good corporate governance is important to ensure that Callon is managed for the short- and long-term benefit of its shareholders.  Available on the Company website, www.callon.com, under the section “Governance,” are copies of the Company’s:

•	Corporate Governance Principles;
•	Code of Business Conduct and Ethics;
•	Audit Committee Charter;
•	Compensation Committee Charter;
•	Nominating and Corporate Governance Committee Charter;
•	Strategic Planning Committee Charter; and
•	Members serving on each of the Board of Directors’ Committees.

Any amendments to or waivers of the foregoing documents will also be posted on the Company’s website.  Copies of these documents are available in print, free of charge, to any shareholder upon request to the Company’s Corporate Secretary.

Company Leadership Structure

Fred L. Callon currently serves as President and Chief Executive Officer of the Company and also serves as Chairman of the Board of Directors.  Mr. Callon is the son of one of the founders of the Company and has been involved in the oil and gas industry virtually all his professional career.  In his capacity as Chairman, Mr. Callon has the following responsibilities:

•	Calls meetings of the Board;
•	Chairs meetings of the Board and the Annual Shareholders’ Meeting;
•	Establishes Board meeting schedules and agendas;
•	Ensures that information provided to the Board is timely, complete, and accurate;
•	Communicates with all directors on key issues and concerns outside of Board meetings; and
•	Represents the Company to and interacts with external shareholders and employees.

The Board of Directors believes that having Mr. Callon serve as both the Chief Executive Officer and the Chairman of the Board of Directors is a benefit to the overall success and growth of the Company.  Since he manages the day-to-day operations, he has a unique perspective on the Company’s technical and financial strengths and is best positioned to chair Board meetings where key business issues and corporate strategies are discussed on a routine basis.  The Board does not have an independent lead director.

Ethics. The Company’s Code of Business Conduct and Ethics sets forth our policies and expectations. The Code, which applies to every director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. The Code meets the NYSE’s requirements for a code of business conduct and ethics as well as the SEC’s definition of a code of ethics applicable to the Company’s senior officers. Neither the Board of Directors nor any Board committee has ever granted a waiver of the Code.

Communication with the Board of Directors.  In order to provide the Company's shareholders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted procedures for communications to directors.  Callon shareholders and other interested persons may communicate with the Chairman of the Company's Audit Committee, or with the non-management directors of the Company as a group, by written communications addressed in care of Robert A. Mayfield, Corporate Secretary, Callon Petroleum Company, 200 North Canal Street, Natchez, MS  39120.

All communications received in accordance with these procedures will be reviewed initially by senior management of the Company. Senior management will relay all such communications to the appropriate director or directors unless it is determined that the communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;
•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;
•	is an advertisement or other commercial solicitation or communication;
•	is frivolous or offensive; or
•	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.  Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year.  The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.  As of the record date, no such communications have been received.

Attendance at 2011 Annual Meeting of Shareholders.  It is the policy of the Board that, to the extent possible, all directors attend the 2011 Annual Meeting of Shareholders.   All then current directors attended the 2010 Annual Meeting of Shareholders.

Oversight of Risk Management

     The Company is exposed to a number of risks and undertakes enterprise risk management reviews to identify and evaluate these risks and to develop plans to manage them effectively. The Company’s executive officers are directly responsible for the Company’s enterprise risk management function and report to the Board of Directors.  Although not inclusive, a list of items considered generally includes:

•	accurate and complete financial reporting;
•	rules and regulations of the NYSE;
•	environmental and safety issues;
•	safeguarding of Company assets;
•	adequacy of insurance protection;
•	compliance with all credit facility covenants; and
•	employee relations issues.

  The Board of Directors plays a key role in the oversight of the Company’s enterprise risk management function.  Using their collective skills and experience, they consider information provided by management and provide feedback and make recommendations, if needed, to try to help minimize risk to the Company’s current and future value.

In addition, our Audit Committee considers our practices regarding risk assessment and risk management, reviews our contingent liabilities, reviews our oil and natural gas reserve estimation practices, as well as major legislative and regulatory developments that could affect us. Our Audit Committee also oversees our Code of Business Conduct and Ethics, and responses to any alleged violations of our policies made by whistleblowers. Our Compensation Committee reviews and attempts to mitigate risks which may result from our compensation policies, including working directly with senior management to determine whether such programs improperly encourage management to take risks relating to the business and/or whether risks arising from our compensation programs are likely to have a material adverse effect on the Company.  Our Strategic Planning Committee organizes and oversees the Board’s participation in the risk assessment and management process as it relates to the Company’s strategic plan.

The Board also believes that the Board’s role of oversight of risk management is facilitated by the Company’s leadership structure. By combining the positions of Chairman of the Board and Chief Executive Officer, the Board gains a valuable perspective that combines the operational expertise of a member of management with the oversight focus of a member of the Board. Our Board of Directors believes that this division of risk management related roles among the Company’s independent directors fosters an atmosphere of significant involvement in the oversight of risk and that this shared oversight is appropriate for the Company.

Committees of the Board of Directors

Audit Committee Functions and Responsibilities

The principal function of the Audit Committee is to assist the Board of Directors in the areas of financial reporting and accounting integrity.  The Audit Committee reviews the accounting and auditing procedures and financial reporting practices of the Company and is responsible for the engagement of and overseeing all audit work conducted by the Company’s independent registered public accounting firm.  The Audit Committee is governed by a charter that has been approved by the Board of Directors.  The Audit Committee meets periodically with the Company’s management, internal auditor and its independent registered public accounting firm to review the Company’s financial information and systems of internal controls and ensures such parties are properly discharging their responsibilities.  The independent registered public accounting firm reports directly to the Audit Committee and annually meets with the Audit Committee without management representatives present.  The Audit Committee has the authority to investigate any matters brought to its attention and to retain outside legal, accounting or other consultants if deemed necessary.

The Audit Committee is composed entirely of non-management members of the Board, each of whom satisfy the independence requirements for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are “independent” and “financially literate” as defined by NYSE rules.  Members of the Audit Committee may not simultaneously serve on the audit committee of more than two other public companies.  The Audit Committee is currently comprised of Messrs. Wallace (Chairman), Flury, McVay and Wilson. Mr. Wilson will not stand for re-election at the Annual Meeting. Accordingly, the Nominating and Corporate Governance Committee has nominated Mr. Nocchiero for election to the Board, and we expect that if elected, Mr. Nocchiero will serve on our Audit Committee.  Additionally, the Board of Directors has determined that Mr. Wallace has the accounting or financial management expertise to be considered a “financial expert” as defined and required by the NYSE rules and by the Exchange Act.

The Audit Committee held five meetings and did not execute any unanimous written consents during 2010.  All members of the Audit Committee attended all the meetings.  The Audit Committee’s report on its activities during 2010 appears later in this proxy statement under the caption “Audit Committee Report.”

Relationship with Independent Registered Public Accounting Firm. Management is responsible for establishing and maintaining internal controls over financial reporting and for assessing the effectiveness of those controls. The independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.  Ernst & Young LLP, an independent registered public accounting firm, served as the Company’s independent registered public accounting firm during 2009 and 2010 and was appointed by the Audit Committee to serve in that capacity for 2011.

Audit Fees.  Fees billed for professional services rendered by Ernst & Young LLP for the annual audit and quarterly reviews and for registration statements and other regulatory filings (including the requirements under Section 404 of the Sarbanes-Oxley Act) were $538,397 and $447,000, including out-of-pocket expenses, for the years ended December 31, 2009 and 2010, respectively.  The 2009 audit fees have been restated to include an additional $144,500 which was billed subsequent to the filing of the Company’s 2009 Proxy Statement.

Audit-related Fees.  There were no audit-related fees paid in 2009 or 2010.

Tax Fees.  Fees billed for professional services rendered by Ernest & Young LLP for the review of the federal tax return, tax advice and tax planning for 2009 and 2010 totaled $18,600 and $14,200, respectively.

All Other Fees.  There were no other fees paid to the Company’s independent registered public accounting firm in 2009 or 2010.

Pre-Approval Policy of Audit, Audit-Related, Tax and Non-Audit Services.  The Audit Committee pre-approves all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, as required by applicable law or listing standards and subject to the terms of the audit and non-audit services pre-approval policy adopted by the Audit Committee.  The Committee may delegate authority to one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such member to grant pre-approvals are consistent with the terms of the Pre-Approval Policy and are presented to the full Committee at its next scheduled meeting.

Audit Committee Report

Acting pursuant to its Charter, the Audit Committee reviewed and discussed the Company’s audited financial statements at, and for the year ended, December 31, 2010 with management and the Company’s independent registered public accounting firm and recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. This recommendation was based on:

•	the Audit Committee’s review of the audited financial statements;
•	discussion of the financial statements with management;
•
discussion with the Company’s independent registered public accounting firm, Ernst & Young LLP, of the matters required to be discussed by auditing standards generally accepted in the United States of America, including the communication matters required to be discussed by SAS 61;

•	receipt from Ernst &Young LLP of the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees);
•	discussions with Ernst & Young LLP regarding its independence from the Company and its management;
•
Ernst & Young LLP’s confirmation that it would issue its opinion that the consolidated financial statements present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries and the results of their operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America; and

•	other matters the Audit Committee deemed relevant and appropriate.

John C. Wallace, Chairman
L. Richard Flury
Larry D. McVay
Richard O. Wilson

Compensation Committee Functions and Responsibilities

The purpose of the Compensation Committee is to develop and administer an overall compensation program designed to optimize the opportunity for the Company to achieve its operating objectives and performance goals while properly blending it with the short- and long-term interests of the Company’s shareholders.  The Committee annually reviews market and industry data to assess the Company’s competitive position with respect to each element of total compensation and to ensure the attraction, retention and appropriate reward to the Company’s CEO and other executive officers.  In addition to the determination of annual base salaries, the Committee is responsible for determining and recommending variable annual cash bonuses and equity awards payable in the form of cash and/or common stock.  The Committee maintains authority over the Company’s stock incentive plans from which either stock options, restricted stock, restricted stock units, or performance shares can be awarded as part of the total annual compensation package.  Currently the variable portion of the annual compensation package is based on certain performance related criteria of the Company for which the Committee is responsible for establishing and approving.  In addition to the above, the Committee has the following duties and responsibilities:

•	review, recommend, and discuss with management the compensation discussion and analysis section included in the Company’s annual proxy statement; and
•	prepare an annual report on executive compensation for inclusion in the Company’s proxy statement for each Annual Meeting of Shareholders.

Consistent with the listing requirements of the NYSE, the Compensation Committee is composed entirely of independent members of our Board of Directors.   Each member meets the independence requirements set by the New York Stock Exchange and applicable federal securities laws.  Current members are Messrs. Flury (chairman), McVay, Wallace and Wilson.  Mr. Wilson will not stand for re-election at the Annual Meeting.  Accordingly, the Nominating and Corporate Governance Committee has nominated Mr. Nocchiero for election to the Board, and we expect that if elected, Mr. Nocchiero will serve on our Compensation Committee.

The Compensation Committee held four meetings and executed three unanimous written consents during 2010.  All members of the Compensation Committee attended all the meetings.

Compensation Committee Interlocks and Insider Participation.  The members of the Company’s Compensation Committee are Messrs. Flury (Chairman), McVay, Wallace and Wilson, none of whom are or have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served as a member of the Board of Directors or compensation committee (or other Board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on our Compensation Committee or as our director.

Nominating and Corporate Governance Committee Functions and Responsibilities

The purpose of the Nominating and Corporate Governance Committee is to:

•	identify and recommend to the Board individuals qualified to be nominated for election to the Board;
•	recommend to the Board the members and chairperson for each Board committee;
•	periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board;
•	oversee the annual self-evaluation of the performance of the Board and the annual evaluation of the Company’s management; and
•	recommend to the Board a successor to the CEO when a vacancy occurs.

Each member of the Committee meets the independence requirements of the NYSE and applicable federal securities laws.  Current members are Messrs. Wilson (Chairman), Flury, McVay, and Wallace.  The Nominating and Corporate Governance Committee held one meeting and executed one unanimous written consent during 2010.  Prior to the formation of this Committee, the entire Board of Directors performed these functions.

Mr. Wilson will not stand for re-election.  The Nominating and Corporate Governance Committee has nominated Mr. Nocchiero for election to the Board, and we expect that if elected, Mr. Nocchiero will serve on our Nominating and Corporate Governance Committee and that Mr. Nocchiero will serve as Chairman.

Director Identification and Selection.  The Nominating and Corporate Governance Committee has established certain criteria it considers as guidelines in considering nominations to the Company’s Board of Directors. The criteria include:

•
personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the Company’s industry and with relevant social policy concerns;
•	experience as a board member of another publicly held company;
•	academic expertise in an area of the Company’s operations; and
•	practical and mature business judgment.

The criteria are not exhaustive and the Nominating and Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the Nominating and Corporate Governance Committee has not set any minimum qualifications and also considers candidates with appropriate non-business backgrounds.  Other than ensuring that at least one member of the Board is a financial expert and a majority of the Board members meet all applicable independence requirements, the Committee does not have any specific skills that it believes are necessary for any individual director to possess.  Instead, the Committee evaluates potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board.  The Committee takes into account diversity in professional experience, skills and background, and diversity in race and gender, in considering individual director candidates.

In accordance with the Company’s by-laws, any shareholder may nominate a person for election to the Board of Directors upon delivery of written notice to the Company of such nomination, stating the name and address of the nominee and describing his qualifications.    Such notice shall be sent by certified mail or delivered to the principal office of the Company to the attention of the Board of Directors, with a copy to the President and Corporate Secretary of the Company.

The Board of Directors believes that, based on the Nominating and Corporate Governance Committee’s knowledge of the Company’s Corporate Governance Principles and the needs and qualifications of the Board at any given time, the Nominating and Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded Board of Directors.  In making its nominations, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Committee’s criteria for Board service are re-nominated. As to new candidates, the committee will generally poll the Board members and members of management for recommendations. The committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The committee reviews the qualifications, experience and background of the candidates.  Final candidates are interviewed by the independent directors and executive management. In making its determinations, the committee evaluates each individual in the context of the Board as whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the committee makes its recommendation to the Board of Directors.  The committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.  Any search firm retained to assist the Committee in seeking candidates for the Board will affirmatively be instructed to seek to include diverse candidates from traditional and nontraditional candidate groups.

Strategic Planning Committee Functions and Responsibilities

The Strategic Planning Committee was created to oversee the responsibilities of the Board relating to planning and finance, including: to organize and oversee the Board’s participation in the development of a strategic plan and the risk assessment and management process; to follow the progress in the implementation of the strategic plan and to advise the Board if additional Board action appears to be needed to assure successful implementation of the plan or if a need exists to revise the plan in the face of changing conditions or other factors; and to assure that management is addressing the personnel requirements for the successful implementation of the strategic plan. The committee will consist of no fewer than three members of the Board. The Chair and a majority of the committee members shall meet the independence requirements of the NYSE and such other rules and regulations as may be applicable. Current members of the Strategic Planning Committee are Larry D. McVay (chairman), L. Richard Flury, John C. Wallace, and Richard O. Wilson.  We expect that if elected, Mr. Nocchiero will replace Mr. Wilson, who is not standing for election, on our Strategic Planning Committee subsequent to the 2011Annual Meeting.

BENEFICIAL OWNERSHIP OF SECURITIES

Management and Principal Shareholders

The following table sets forth, as of the March 16, 2011, certain information with respect to the ownership of shares of common stock held by (i) all persons known by the Company to be the beneficial owners of 5% or more of the outstanding common stock, (ii) each director, (iii) the nominees for director, (iv) each of the executive officers named in the Summary Compensation Table, and (v) all executive officers and directors of the Company as a group.  Information set forth in the table with respect to beneficial ownership of common stock has been obtained from filings made by the named beneficial owners with the SEC as of the record date or, in the case of executive officers and directors of the Company, has been provided to the Company by such individuals.

Common Stock (a)
Name and Address of Beneficial Owner	Beneficial Ownership	Percent
Directors:
Fred L. Callon	207,829(b)	*
L. Richard Flury	96,250(c)	*
Larry D. McVay	72,500(d)	*
John C. Wallace	-- (e)	*
B. F. Weatherly	111,343(f)	*
Richard O. Wilson	211,020(g)	*

Named Executive Officers:		*
Steven B. Hinchman	-- (h)	*
Gary A. Newberry	40,465(i)	*
Rodger W. Smith.	42,509(j)	*
Stephen F. Woodcock	63,489(k)	*

Nominee:
Anthony J. Nocchiero	-- (l)	*

Directors and Executive Officers:
As a Group (12 persons)	1,011,140(m)	2.57%
Certain Beneficial Owners:
Franklin Resources, Inc.	5,436,818 (n)	13.90%
One Franklin Parkway
San Mateo, CA 94403

* Less than 1%

a)
Unless otherwise indicated, each of the persons listed in the table may be deemed to have sole voting and dispositive power with respect to such shares.  Beneficial ownership does not include the unvested portion of stock awards due to lack of voting and disposition power unless such award will vest within sixty days of March 16, 2011. Percentage ownership of a holder or class of holders is calculated by dividing (i) the number of shares of common stock beneficially owned by such holder or class of holders plus the total number of shares of common stock underlying options exercisable or stock awards vesting within sixty days of March 16, 2011, by (ii) the total number of shares of common stock outstanding plus the total number of shares of common stock underlying options exercisable and stock awards vesting within sixty days of March16, 2011, but not common stock underlying such securities held by any other person.

b)
Of the 207,829 shares beneficially owned by Fred L. Callon, 68,248 shares are owned directly by him; 92,170 shares are held by him as custodian for certain minor Callon family members; 16,036 shares are owned within the Company’s Employee Savings and Protection Plan; and 31,375 shares are subject to options under the 1996 Plan, exercisable within 60 days.  Shares indicated as beneficially owned by Mr. Callon do not include 24,904 shares of common stock owned by his wife over whom he disclaims beneficial ownership and 23,000 shares of unvested restricted stock and 387,500 restricted stock units, of which 206,250 units are payable in stock and 181,250 units are payable in cash.

c)
Of the 96,250 shares beneficially owned by L. Richard Flury, 56,250 shares are owned directly by him; 5,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; 5,000 shares are subject to options under the 2002 Plan, exercisable within 60 days; and 30,000 shares of unvested restricted stock which will vest within sixty days of March 16, 2011.

d)	Of the 72,500 shares beneficially owned by Larry D. McVay, 42,500 shares are owned directly by him and 30,000 shares of unvested restricted stock which will vest within sixty days of March 16, 2011.

e)
John C. Wallace transferred his equity ownership in the Company to The Wallace Family Trust in April 2008.  All equity ownership in the Company acquired by Mr. Wallace since April 2008 has also been transferred to the Wallace Family Trust.  Mr. Wallace has no voting and dispositive power over the shares owned by the Trust.

f)
Of the 111,343 shares beneficially owned by B. F. Weatherly, 2,288 shares are owned within his personal IRA account; 66,526 shares are held in joint tenancy with his wife; 32,529 shares are owned within the Company’s Employee Savings and Protection Plan; 5,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 5,000 shares are subject to options under the 2002 Plan, exercisable within 60 days.  Shares indicated as beneficially owned by Mr. Weatherly do not include 15,000 shares of unvested restricted stock and 202,500 restricted stock units, of which 129,625 units are payable in stock and 72,875 units are payable in cash.

g)
Of the 211,020 shares beneficially owned by Richard O. Wilson, 144,201 shares are held in a family limited partnership; 6,819 shares are held in a Trust account; 5,000 shares are subject to options under the 1994 Plan, exercisable within 60 days; 15,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; 10,000 shares are subject to options under the 2002 Plan, exercisable within 60 days; and 30,000 shares of unvested restricted stock which will vest within sixty days of March 16, 2011.

h)	Steven B. Hinchman retired from the Company in October 2010 and is no longer required to report his beneficial ownership to the Company.

i)
Of the 40,465 shares beneficially owned by Gary A. Newberry, 36,027 shares are owned directly by him and 4,438 shares are owned within the Company’s Employee Savings and Protection Plan.  Shares indicated as beneficially owned by Mr. Newberry do not include 100,000 shares of unvested restricted stock units, of which 85,000 units are payable in stock and 15,000 units are payable in cash.

j)
Of the 42,509 shares beneficially owned by Rodger W. Smith, 20,218 shares are owned directly by him; and 22,291 shares are owned within the Company’s Employee Savings and Protection Plan.  Shares indicated as beneficially owned by Mr. Smith do not include 6,000 shares of unvested restricted stock and 111,000 restricted stock units, of which 68,850 units are payable in stock and 42,150 units are payable in cash.

k)
Of the 63,489 shares beneficially owned by Stephen F. Woodcock, 29,543 shares are owned directly by him; 12,196 shares are owned within the Company’s Employee Savings and Protection Plan; and 21,750 shares are subject to options under the 2002 Plan, exercisable within 60 days.  Shares indicated as beneficially owned by Mr. Woodcock do not include 8,000 shares of unvested restricted stock and 140,500 restricted stock units, of which 87,550 units are payable in stock and 52,950 units are payable in cash.

l)	As of the record date, Mr. Nocchiero is not required to report his beneficial ownership in the Company.

m)
Includes 5,000 shares subject to options under the 1994 Plan, exercisable within 60 days; 56,375 shares subject to options under the 1996 Plan, exercisable within 60 days; 55,800 shares subject to options under the 2002 Plan, exercisable within 60 days; 90,000 shares of unvested restricted stock which will vest within sixty days of March 16, 2011; and 176,081 shares are owned within the Company’s Employee Savings and Protection Plan.

n)
Information is based upon a Schedule 13G filed with the SEC on February 8, 2011 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. (collectively “Franklin”).  In this Schedule 13G, Franklin represents that it has sole voting power with respect to 5,328,065 shares of common stock and sole dispositive power with respect to 5,436,818 shares of common stock.

With respect to shares issuable upon exercise of stock options, the holders or class of holders acquire investment power for these shares immediately upon a “change of control” as defined in the applicable plan.

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by the SEC’s regulations to furnish the Company and the NYSE copies of all Section 16(a) forms they file with the SEC.

Based solely on review of the copies of such reports furnished to the Company during, or with respect to, the fiscal year ended December 31, 2010, and written representations from all of the Company’s officers and directors, to the Company’s knowledge, all of the Company’s officers, directors and greater than ten percent shareholders have complied with all Section 16(a) filing requirements for the year ended December 31, 2010.

EXECUTIVE COMPENSATION AND OTHER RELATED INFORMATION

Compensation Discussion and Analysis
of Executive Compensation

Oversight of Executive Compensation Program

The Compensation Committee of our Board of Directors oversees our compensation programs.  The primary function of the Committee is to assist our Board of Directors in the discharge of its fiduciary responsibilities relating to compensation of our Chief Executive Officer and other executives.  From time to time the Committee has retained a compensation consultant to assess the effectiveness of the Company’s compensation programs.

For the period January 2010 through September 2010, the Compensation Committee retained the services of a consultant employed by Hewitt Associates LLC.  In October 2010, the consultant joined Meridian Compensation Partners LLC and continued to evaluate and make recommendations concerning Callon’s compensation practices and procedures.  This included both the form and amount of compensation paid to the executive officers.  The Compensation Committee considered the advice of the consultant as only one factor among the other items discussed in this compensation discussion and analysis.

While the consultant interacts with the Company’s executive officers in order to complete its assignments and prepare its reports, the consultant reports directly to the Compensation Committee.  Neither Hewitt nor Meridian has provided any services to us other than advice and recommendations with respect to the determination of the amount and form of executive and director compensation at the request of the Committee.

      The Compensation Committee has established procedures that it considers adequate to ensure that the compensation consultant’s advice to the committee remains objective and is not influenced by our management. With the consent of the Compensation Committee chair, the independent compensation consultant may, from time to time, contact our executive officers for information necessary to complete its assignments and may make reports and presentations to and on behalf of the committee that the executive officers may also receive.

Compensation Risks

The Compensation Committee, with assistance of its independent compensation consultant, extensively reviewed the elements of executive compensation during 2010 to determine whether any portion of executive compensation encouraged excessive risk taking.  Management of the Company conducted a similar risk assessment with respect to other employees. Management and the Compensation Committee do not believe that risks arising from our compensation policies and practices for our executive officers and other employees present risks that are reasonably likely to have a material adverse effect on the Company.  In addition, we believe that the mix and design of the elements of compensation do not encourage management to assume excessive risks.

Compensation Program Philosophy and Objectives

Our business strategy is to increase shareholder value by increasing reserves and production levels, increasing reserve life and predictability of production, diversifying risk and strengthening our balance sheet.  Our compensation program is designed to attract, retain, and motivate employees in order to effectively implement our strategy.  Our compensation program has four objectives:

•	To attract, retain and motivate qualified executives whose performance is key to the successful execution of our business strategy and the achievement of our short- and long-term corporate goals;

•	To create a “pay for performance” oriented environment that rewards significant contributions to our short- and long-term strategic goals;

•	To provide an executive compensation structure that is internally equitable based upon the level of responsibility of our executives; and

•	To align the interests of our executive officers with those of our shareholders.

Use of Market Data

In order to assist in the determination of compensation, the consultant provides the Compensation Committee with market data from a group of peer companies in the industry that are similar in size and operations to Callon. The peer group is adjusted each year based on changes in the industry and changes in Callon’s operations. The Committee looks at Callon’s size from an asset standpoint relative to the peer companies to help frame appropriate levels of compensation as a reference point for decision-making. Our management and Compensation Committee use the information regarding peer companies to confirm their compensation decisions for reasonableness.  We do not target a specific percentile of our peer group, and the market data is one of several factors considered by the Committee in determining compensation.

The table below indicates the Peer Companies (“Peer Companies”) which were used for compensation decisions during 2010.

Peer Companies
ATP Oil and Gas Corp.
Brigham Exploration Company
Carrizo Oil & Gas, Inc.
Goodrich Petroleum Corporation
Mariner Energy Inc.
McMoran Exploration Company
Parallel Petroleum Corporation
Petroquest Energy Inc.
Stone Energy Co.
Swift Energy Company

Elements of Compensation

The Committee believes that the compensation environment for qualified executives in the domestic oil and gas industry is highly competitive.  In order to compete in this environment, our executive officers’ compensation has the following components:

Component	Purpose	Philosophy Statement
Base Salary	•Pay for expertise and experience •Attract and retain •Provide stable compensation level	•In the aggregate, targeted at an appropriate level against the peers given relative size •Reflective of individual experience and expertise
Annual Cash Reward and Incentive Compensation	•Motivate superior operational and financial performance •Provide annual recognition of performance
•In the aggregate, bonus opportunities targeted at an appropriate level against the peers given relative size
•Reflective of internal equity considerations
•Goals aligned with annual strategic objectives of the Company
•Modest or no payout for performance below expectations and potential for significantly increased payout for exceptional performance
•Provide balance in compensation programs and avoid encouraging undue risk-taking

Long-Term Equity Incentives	•Directly align employees with shareholders •Create significant retention hook •Match competitive practices to attract and retain employees
•Ultimate value delivered influenced by the Company’s return to shareholders as compared against peer companies
•Appropriate opportunities based on a review of multiple reference points:
— Industry peer grant values
— Historical grant practices
— Internal relative positioning
— Provide balance in compensation programs and avoid encouraging undue risk-taking

Retirement and Health/Welfare Benefits	•Provide financial security •Help ensure a financial safety net •Match competitive practices	•Programs generally consistent, regardless of level, across the organization •Benefit levels competitive with peer companies
Severance Protection	•Match competitive practices to attract and retain employees •For change in control protection, help ensure executives consider all possible transactions to increase shareholder value	•Benefit levels based on peer group practices with consideration to shareholder value

How We Determine Each Element of Compensation.

Base Salaries.  At a regularly scheduled meeting, generally in March of each year, the Committee uses the market data supplied by the consultant to compare the current annual base salaries of the executive officers to current base salaries for similar executive positions at peer companies.  In addition to the market data, the Committee also considers various factors such as each executive’s motivation level, leadership ability, overall knowledge and experience in his particular segment of our business, the competitive compensation environment for such individual, the financial strength of the Company, that person’s unique skills and his or her expected future contribution to the success of our Company.  The Committee feels that if these qualities are rewarded, the executives will be motivated to achieve our corporate goals and successfully implement our business strategies.  Upon review of these various factors, the Committee made no changes to existing executive officer salaries during 2010 except as noted below.

The Committee authorized the hiring of Gary A. Newberry in April 2010 as the Vice President of Production and Development.  In accordance with the terms of his employment, Mr. Newberry’s initial base salary was $320,000 per year.  Mr. Newberry was promoted to the position of Senior Vice President, Operations in late September 2010.  Upon his promotion, he received an increase in annual base salary to $350,000 per year.

Annual Cash Reward and Incentive Compensation.  Executive officers, senior management and other non-management technical personnel have the potential to receive a significant portion of their annual cash compensation as a cash bonus. As with base salary, the Committee looks at Callon’s size from a revenue standpoint relative to the peer companies as a reference point for determining the reasonableness of targeted bonus opportunities.  For 2010, the Committee set the initial bonus targets  for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Senior Vice President – Operations at 100%, 90%, 75%, and 75% of base salary, respectively.  The other named executive officers were eligible for a bonus targeted at 50% to 60% of base salary. Mr. Hinchman’s bonus target was set at his time of hire based on an analysis of market data and as part of the negotiation process to bring Mr. Hinchman aboard. Mr. Hinchman resigned from the Company effective October 1, 2010 and therefore, the Compensation Committee determined that he did not make a significant contribution to the overall bonus goals set for the year.  He was not considered for a current-year cash bonus.

Each year, following the Board of Directors’ approval of the annual operating budget and financial forecast for the next year, the Compensation Committee also sets performance related cash bonus guidelines for the next year.  These guidelines are used as a reference point and no specific formula or weighting is considered.  The Compensation Committee desired to set reasonable bonus guidelines for 2010 which would encourage management, promote growth of the Company and foster added shareholder value.  These goals centered around the following:

•	successful execution of the Company’s budgeted development drilling plan in the Wolfberry and Haynesville acreage;

•	increasing the Company’s overall net acreage position and identifying additional drilling opportunities; and

•	improving certain financial related results.

After the end of the performance period, the Committee meets to evaluate the extent to which the guidelines were met.  In addition, the Committee may also consider how unexpected events affecting the Company may impact the bonus attainment percentage.  Also, our Committee encourages our executives to pursue long-term goals, even if these long-term goals may result in a reduction in our near-term performance.  Accordingly, after determining the overall bonus attainment percentage, the Committee reserves the right to adjust an individual’s bonus amount based on individual achievements and contributions to the Company.

At the March 2011 Compensation Committee meeting, the Committee subjectively evaluated the Company’s overall performance against the guidelines set for 2010 and determined that each named goal was reached or exceeded. The Company drilled more wells in the Wolfberry than originally budgeted; additional acreage was acquired which resulted in additions to the drilling inventory; and the Company gained financial stability by improving the Company’s common stock price, increased cash flow and reduced debt.  In addition, the Committee noted that the Company had significant growth in reserves and considered the foundation provided in 2010 for a potential equity offering in 2011.

The Committee concluded that in the aggregate, overall Company performance for the year met or exceeded its expectations and wanted to also recognize significant effort on behalf of certain members of the management team during the year to achieve this performance.  The Committee awarded cash bonuses to the named executive officers and, using its discretion, the Committee awarded higher than target bonus awards for a limited number of management employees including the Chief Executive Officer.

Fred Callon was specifically recognized for his leadership ability to transition the Company from a mainly offshore company to a more balanced company with both offshore and onshore production.  He was also instrumental in the restructuring of the Company’s senior notes and laying the foundation for an equity offering in 2011, in addition to the general success of the Company in 2010.  The other named executive officers were awarded cash bonuses for their efforts in 2010 based on their contributions in the following areas:

•	successful execution of the Company’s budgeted development drilling plan in the Wolfberry and Haynesville acreage;

•	improving the financial strength of the Company by negotiating and implementing a new credit facility;

•	preparations made in 2010 for a potential common stock offering, which was completed in 2011; and

•	the operational success of the Company, including acreage acquisitions which resulted in increased drilling locations.

    Long-term Equity Incentives.  The Compensation Committee administers our long-term incentive plans and performs functions that include selecting award recipients, determining the timing of grants and assigning the number of shares awarded, fixing the time and manner in which awards are exercisable, setting option exercise prices and vesting and expiration dates, and from time to time adopting rules and regulations for our plans. For the grant of equity compensation to executive officers, our Compensation Committee will typically consider information provided by the consultant and our Chief Executive Officer, related to the overall competitive environment associated with long-term compensation.  We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates.  However, our Committee does follow a policy of not granting equity incentives when material non-public information exists that may affect the short-term price of our stock.

    The Committee considered information provided by the consultant, the long-term incentive practices of the peer group, and the Company’s financial situation and share availability and determined in May 2010 to grant long-term incentives to the executive officers.  The grants consisted of restricted stock units and phantom shares as detailed below:

Officer	Restricted Stock Units (Time-based vesting)	Phantom Shares (Time-based Vesting)	Target Phantom Shares (Performance-based Vesting)
F. Callon	106,250	18,750	62,500
B. Weatherly	85,000	15,000	50,000
S. Hinchman	85,000	15,000	50,000
G. Newberry	--	--	--
S. Woodcock	63,750	11,250	37,500
R. Smith	51,000	9,000	30,000

The time-based awards generally vest at the end of three years. The performance-based phantom shares vest at the end of three years and are subject to an adjustment based on the Company’s shareholder return performance measured against a group of peer companies as follows:

Callon’s Shareholder Return Rank	Phantom Shares Vesting as a Percentage of Target
1 or 2	150%
3 or 4	125%
5 or 6	100%
7 or 8	50%
9, 10, or 11	0%

       At the end of the vesting period, the earned awards will be provided to the participant without any additional holding period.

Mr. Newberry was promoted to the position of Senior Vice President, Operations in late September 2010.  Upon his promotion, he was granted 100,000 restricted stock units to cliff vest on May 7, 2013.

On September 22, 2010, Mr. Hinchman submitted his resignation to the Company effective October 1, 2010.  Upon his resignation, one-third of his outstanding stock options vested and he exercised his right to purchase stock.  The remaining 333,333 unvested stock options and the 200,000 restricted stock units he held were deemed forfeited.

Information concerning all unvested performance shares and outstanding options held by our named executive officers is contained in the "Outstanding Equity Awards at December 31, 2010" table.

Retirement and Health/Welfare Benefits.  We provide certain benefits that we believe are standard in the industry to all of our employees.  These benefits consist of a group medical and dental insurance program for employees and their qualified dependents, group life insurance for employees and their spouses, accidental death and dismemberment coverage for employees, long-term disability, a Company sponsored cafeteria plan and a 401(k) employee savings and protection plan.  The costs of these benefits are paid entirely by the Company.  Employee life insurance amounts surpassing the Internal Revenue Service maximum are treated as additional compensation to all employees.  The Company’s 401(k) contribution to each qualified participant, including the named executive officers, is calculated based on 5% of the employee’s eligible salary, excluding overtime pay and annual cash bonuses, and is paid one-half in cash and one-half in Company common stock, limited to IRS regulation dollar limits.  The Company also matches employee deferral amounts, including amounts deferred by named executive officers, up to a maximum of 5% of eligible compensation.  The Company pays all administrative costs to maintain the plan.

Our executive officers are entitled to certain benefits, or perquisites, that are not otherwise available to all of our employees. We provide our Chief Executive Officer, Chief Financial Officer and other executive officers with use of a Company automobile.  We purchase the automobile and pay for all maintenance, repairs, insurance and fuel.  The employee is required to recognize taxable income using the Internal Revenue Service’s annual lease value method for personal use of the vehicle.  Another benefit offered only to Mr. Fred L. Callon is the Company’s payment of a term life insurance policy for which Mr. Callon is the sole beneficiary and which the Company has no economic interest in the proceeds.  The costs associated with these benefits for the named executive officers are reported as “Other Compensation” in the Summary Compensation Table.  The Committee feels these perquisites are common to the oil and gas industry and the value of such benefits is considered in determining total compensation of our executives.

Severance Protection. Callon has not entered into any employment agreements with our executive officers.  To align with market practices and in order to ensure all named executive officers are motivated to consider any transaction that would increase shareholder value, each of our named executive officers (with the exception of Gary A. Newberry) has a change-in-control severance compensation agreement.  These agreements match competitive practices and are all similar in structure except that Mr. Callon’s benefit levels are higher to reflect his position as the CEO of the Company.  Additionally, these agreements also include non-competition, non-solicitation and nondisclosure provisions, in addition to “claw back” provisions that apply in the event of any of these provisions are violated by the executive in order to protect the Company in the event the benefits are triggered.  Effective January 2011, the Company eliminated the excise tax gross-up provisions attributable to excess parachute payments in each of these contracts to align with evolving governance practices, and replaced such gross-up provisions with a “net best” provision.  Despite competitive market practices to the contrary, the Committee chose not to provide guaranteed severance benefits outside of a change-in-control.  In the event of a termination of employment outside of a change-in-control, the Committee will consider the circumstances of each case separately.

Internal Revenue Service Limitations.  When establishing our compensation programs, we consider all relevant tax laws.  Our programs are designed to comply with Section 409A of the tax code, which applies to nonqualified deferred compensation, in order to prevent negative tax consequences for our executives. Under Section 162(m) of the Internal Revenue Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based.  However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate and in the best interest of the shareholders, after taking into consideration changing business conditions or the executive’s individual performance and/or changes in specific job duties and responsibilities.  During 2009, the Company did not have any employees who exceeded the non-performance based compensation limit established by Internal Revenue Code Section 162(m).  During 2010, the non-performance based compensation attributable to Fred L. Callon exceeded the limit established by Internal Revenue Code Section 162(m) in the amount of $197,199.

Insider Trading Policy.   We have an Insider Trading Policy for which all employees and members of our Board of Directors are prevented from buying or selling Company stock during periodic “trading blackout” periods.  A trading blackout period is placed in effect by senior management when material non-public information about the Company may exist and may have an influence on the marketplace.

Stock Ownership Policy.   In March 2008, the Compensation Committee of the Board of Directors adopted a stock ownership policy which applies to the Chief Executive Officer and the other named executive officers.   The provisions of the policy provide for the investment position, computed on December 31 of each year, of the Chief Executive Officer to be no less than three times his or her base salary.  For other named executive officers, the investment position shall be no less than two times base salary.  Investment position is defined as calculated value of shares owned, shares owned indirectly, equivalent shares invested in the officer’s 401(k) plan, and unvested portion of time-based vesting of performance or restricted shares.  Value attributable to shares represented by both vested and unvested stock options and the value of unvested performance-based vesting of performance or restricted shares are excluded.  Each officer has a period of five years from the date of adoption to attain the required investment position.  If a named officer becomes subject to a greater investment position due to a promotion or an increase in salary, he or she will be expected to attain the increased investment position within three years of the change. During 2010, the requirement for the Chief Executive Officer was increased to six times his or her base salary to better reflect evolving governance standards.

The Compensation Committee reserves the right to approve an alternate stock ownership guideline for named officers who can demonstrate a severe hardship in meeting the general guidelines.

Certain Relationships and Related Party Transactions.  Our Audit Committee charter provides that the Company shall not enter into a related party transaction unless such transaction is approved by the Audit Committee after a review of the transaction by the Audit Committee for potential conflicts of interest. A transaction will be considered a “related party transaction” if the transaction would be required to be disclosed under Item 404 of Regulation S-K. In addition, our Code of Business Conduct and Ethics provides that an officer’s or a director’s conflict of interest with the Company may only be waived if the Nominating and Governance Committee approves the waiver and the full Board of Directors ratifies the waiver. The Committees have the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging their duties.  As of December 31, 2010, we are not aware of any related party transactions with our executive officers that may cause a conflict of interest with the Company.

Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions included in this proxy statement.  Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this proxy statement.

L. Richard Flury (Chairman)
Larry D. McVay
John C. Wallace
Richard O. Wilson

The following table sets forth certain information with respect to the Chief Executive Officer and Chief Financial Officer of the Company and the three most highly compensated executive officers of the Company serving in such positions as of December 31, 2010.  Pursuant to SEC rules, we have also included Steven B. Hinchman in the table even though he was no longer employed with us at year end.  We sometimes refer to the officers listed below as the “named executive officers.”

Summary Compensation Table

								All Other
		Annual		Cash		Stock		Compen-
		Salary		Bonus		Awards		sation	Total
Name and Principal Position	Year	($)		($)		($)		($)(11)	($)

Fred L. Callon
Chairman and Chief Executive Officer	2010	464,520		575,000	(3)	944,063	(5)	64,719	2,048,302
	2009	464,520		696,780		325,000	(6)	61,213	1,547,513
	2008	464,520		116,125		937,020	(7)	52,572	1,570,237

B. F. Weatherly
Executive Vice President and Chief Financial Officer	2010	364,000		420,000	(3)	755,250	(5)	47,524	1,586,774
	2009	364,000		546,000		85,313	(6)	55,804	1,051,117
	2008	364,000		68,250		611,100	(7)	43,520	1,086,870

Steven B. Hinchman
former Executive Vice President and Chief Operating Officer	2010	322,500	(1)	--		755,250	(5)	69,330	1,147,080
	2009	256,346		387,000		551,000	(8)	22,110	1,216,456

Gary A. Newberry
Senior Vice President - Operations	2010	250,077	(2)	100,000	(4)	273,000	(9)	44,143	1,117,220
				300,000	(3)	375,000	(10)

Stephen F. Woodcock
Vice President	2010	286,000		171,600	(3)	566,438	(5)	55,571	1,079,609
	2009	286,000		171,600		45,500	(6)	45,376	548,476
	2008	286,000		35,750		325,920	(7)	43,513	691,183

Rodger W. Smith
Vice President and Treasurer	2010	218,400		130,000	(3)	453,150	(5)	45,432	846,982
	2009	218,400		196,560		34,125	(6)	48,372	497,457
	2008	218,400		27,300		244,440	(7)	46,872	537,012

(1)
Mr. Hinchman joined the Company as Executive Vice President and Chief Operating Officer effective June 1, 2009 with an annual salary of $430,000 per year.  Mr. Hinchman resigned from the Company effective October 1, 2010.

(2)	Mr. Newberry’s initial annual salary was $320,000. Upon his promotion in September 2010, his annual salary was increased to $350,000.
(3)	Cash bonus declared in March 2011 attributable for services performed during 2010.
(4)	Represents a sign-on bonus paid in April 2010 as an additional incentive for employment.
(5)
Represents the grant date fair value of the restricted stock units and phantom units granted to the named executive officers on May 7, 2010 computed in accordance with FASB ASC Topic 718. The assumptions utilized in the calculation of these amounts are set forth in footnotes 9 and 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 15, 2011.

(6)
Represents the grant date fair value of the restricted stock units granted to the named executive officers on August 14, 2009 computed in accordance with FASB ASC Topic 718. The assumptions utilized in the calculation of these amounts are set forth in footnote 4 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 12, 2010.

(7)
Represents the grant date fair value of the time-based restricted stock and performance shares granted to the named executive officers on April 18, 2008 computed in accordance with FASB ASC Topic 718. The assumptions utilized in the calculation of these amounts are set forth in footnote 3 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 19, 2009.

(8)
Represents the grant date fair value of the time-based restricted stock and Performance shares granted to the named executive officer on June 1, 2009 computed in accordance with FASB ASC Topic 718.  The assumptions utilized in the calculation of these amounts are set forth in footnote 4 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 12, 2010.

(9)
Represents the grant date fair value of the restricted stock units granted to the named executive officer on April 1, 2010 computed in accordance with FASB ASC Topic 718. The assumptions utilized in the calculation of these amounts are set forth in footnotes 9 and 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 15, 2011.

(10)
Represents the grant date fair value of the restricted stock units granted to the named executive officer on September 22, 2010 computed in accordance with FASB ASC Topic 718. The assumptions utilized in the calculation of these amounts are set forth in footnotes 9 and 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 15, 2011.

(11)	See table and related footnotes below.

Table of All Other Compensation

Name	Year	Company Contributed Cash to 401(k) ($)	Company Contributed Common Stock to 401(k) ($)(1)	Company Provided Group Life Insurance ($)	Company Provided Auto ($)(2)	Company Paid Other ($)		Total ($)

Fred L. Callon	2010	18,375	6,125	3,643	21,887	14,689	(3)	64,719
	2009	18,375	6,126	2,374	22,838	11,500	(3)	61,213
	2008	17,250	6,286	2,465	15,071	11,500	(3)	52,572

B. F. Weatherly	2010	18,375	6,125	7,010	16,014	--		47,524
	2009	18,375	6,124	7,010	15,047	9,248	(4)	55,804
	2008	17,250	5,906	3,784	16,580	--		43,520

Steven B. Hinchman	2010	18,375	6,125	982	13,459	30,389		69,330
	2009	6,125	6,125	786	9,074	--		22,110

Gary A. Newberry	2010	18,375	6,125	1,846	17,797	--		44,143

Stephen F. Woodcock	2010	18,375	6,125	2,374	19,118	9,579	(4)	55,571
	2009	18,375	6,125	2,374	18,502	--		45,376
	2008	17,250	5,616	2,465	18,182	--		43,513

Rodger W. Smith	2010	16,380	5,460	3,643	19,949	--		45,432
	2009	16,380	5,461	3,643	22,888	--		48,372
	2008	16,920	5,463	2,465	22,024	--		46,872

(1)
Company contributions to each person’s 401(k) account consist of a basic contribution equal to five percent (5%) of eligible annual base salary (funded one-half in cash and one-half in equivalent-valued common stock) plus a matching amount (limited to five percent (5%) of eligible annual base salary if such employee individually contributed at least eight percent (8%) of their eligible annual base salary).  The number of shares contributed is determined on a monthly basis by dividing one-half of the total basic cash contribution by the closing market price on the last trading day of the month.

(2)	Represents annual depreciation based on a three-year life plus insurance, fuel, maintenance and repairs.
(3)	Represents premiums paid by the Company on a personal life insurance policy for which Mr. Callon is the sole beneficiary.
(4)	Represents taxable income associated with the purchase of a Company automobile at below estimated fair market value.

Grant of Plan-Based Awards During 2010

The following table presents grants of equity awards during the fiscal year ending December 31, 2010:

					All Other	Grant
		Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Stock Awards: Number of	Date Fair
	Grant	Threshold	Target	Maximum	Shares of	Value
Name	Date	(#)	(#)	(#)	Stock or Units	($)(6)

Fred L. Callon	05/07/2010				106,250(3)	534,969
	05/07/2010				18,750(4)	94,406
	05/07/2010	--	62,500	93,750		314,688
B. F. Weatherly	05/07/2010				85,000(3)	427,975
	05/07/2010				15,000(4)	75,525
	05/07/2010	--	50,000	75,000		251,750
Steven B. Hinchman (1)	05/07/2010				85,000(3)	427,975
	05/07/2010				15,000(4)	75,525
	05/07/2010	--	50,000	75,000		251,750
Gary A. Newberry	04/01/2010				50,000(5)	273,000
	09/22/2010				85,000(3)	318,750
	09/22/2010	--	15,000	22,500		56,250
Stephen F. Woodcock	05/07/2010				63,750(3)	320.981
	05/07/2010				11,250(4)	56,644
	05/07/2010	--	37,500	56,250		188,813
Rodger W. Smith	05/07/2010				51,000(3)	256,785
	05/07/2010				9,000(4)	45,315
	05/07/2010	--	30,000	45,000		151,050

(1)	All shares awarded during 2010 were forfeited upon his resignation effective October 1, 2011.
(2)
Amount represents performance-based phantom stock units payable in cash on the vesting date and which will be adjusted between 0% and 150% based on certain performance metrics when compared to Company identified peer companies.  The adjusted performance-based shares will vest on December 31, 2012.

(3)	Amount represents restricted stock units vesting on May 7, 2013 and is payable in Company common stock on the vesting date.
(4)	Amount represents restricted stock units vesting on May 7, 2013 and is payable in cash based on the average of the opening and closing NYSE market price of the Common Stock on the date of payment.
(5)	Amount represents restricted stock units awarded as an inducement for employment. These units vested 100% on January 1, 2011.
(6)
This column shows the grant date fair value of the awards granted to the named executive officers on the date indicated computed in accordance with FASB ASC Topic 718. The assumptions utilized in the calculation of these amounts are set forth in footnotes 9 and 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 15, 2011.

Stock-Based Incentive Compensation Plans

The Company currently maintains five common stock-based incentive plans for its officers, directors and employees: the 1994 Plan, the 1996 Plan, the 2002 Plan, the 2006 Plan, and the 2009 Plan (collectively, the “Prior Plans”).  If the 2011 Omnibus Incentive Plan is approved by the shareholders at the 2011 Annual Meeting, these Prior Plans will continue until all remaining awards are satisfied or expire.  Any shares not reserved for future awards under the Prior Plans will be transferred to and available under the 2011 Omnibus Incentive Plan.  Any and all shares that may become available for awards under the Prior Plans after the approval date will also be transferred to and available under the 2011 Omnibus Incentive Plan.  Assuming shareholder approval of the 2011 Omnibus Incentive Plan, no future grants will be made under the Prior Plans.

1994 Plan.  The 1994 Plan was adopted on June 30, 1994 and approved by the Company’s sole shareholder on that date.  Pursuant to the 1994 Plan, 600,000 shares of common stock were reserved for issuance upon the exercise of options or for grants of performance shares.  The 1994 Plan terminated effective July 14, 2004; therefore, no awards were made after this date.

1996 Plan.  On August 23, 1996, the Board of Directors of the Company approved and adopted the 1996 Plan.  The 1996 Plan was later approved by the shareholders of the Company on June 19, 1997.  Pursuant to the 1996 Plan, 900,000 shares of common stock were reserved for issuance upon the exercise of options or for grants of performance shares.  On August 20, 1998, the Board of Directors amended the 1996 Plan, as permitted pursuant to the terms of the 1996 Plan, to increase the number of shares of common stock reserved for issuance to 1,200,000 shares.  On May 9, 2000, the shareholders of the Company approved an increase in the available number of shares of common stock reserved for issuance under the 1996 Plan to 2,200,000 shares.  During 2010, the Company awarded 120,000 performance shares to non-employee members of the Board of Directors of the Company, 279,500 vested options expired, and 4,300 restricted shares were forfeited.  As of March 16, 2011, there were 329,548 shares of common stock available for future grant under the 1996 Plan.

2002 Plan.  On February 14, 2002, the Board of Directors of the Company approved and adopted the 2002 Plan.  Pursuant to the 2002 Plan, 350,000 shares of common stock are reserved for issuance upon the exercise of options or for grants of stock options, stock appreciation rights or units, restricted stock, or performance shares or units.  This Plan qualified as a “broadly based” plan under the provisions of the SEC rules and regulations at the time it was adopted and therefore did not require shareholder approval.  Because the 2002 Plan is a broadly based plan, the aggregate number of shares underlying awards granted to officers and directors cannot exceed 50% of the total number of shares underlying the awards granted to all employees during any three-year period.  During 2010, the Company awarded 10,000 restricted stock units.  Subsequent to December 31, 2010, 9,999 restricted stock units vested and 6,667 restricted stock units were forfeited due to an employee termination.  As of March 16, 2011, there were 34,133 shares of common stock available for future grant under the 2002 Plan.

2006 Plan. On March 9, 2006, the Board of Directors of the Company approved and adopted the 2006 Plan, subject to shareholder approval.  The 2006 Plan was approved by the shareholders on May 4, 2006.  Pursuant to the 2006 Plan, 500,000 shares of common stock are reserved for issuance upon the exercise of options or for grants of stock options, stock appreciation rights or units, restricted stock, or performance shares or units.  During 2010, the Company did not grant any new awards, and 5,500 restricted stock units were forfeited.  Subsequent to December 31, 2010, 64,000 restricted stock units were forfeited as a result of failing to meet specified performance criteria.  As of March 16, 2011, there were 110,498 shares of common stock available for future grant under the 2006 Plan.

2009 Plan. The 2009 Plan was approved by the shareholders on April 30, 2009.  Pursuant to the 2009 Plan, 1,250,000 shares of common stock were reserved for issuance upon the exercise of options or for grants of stock options, stock appreciation rights or units, restricted stock, restricted stock units, or performance shares or units. During 2010, the Company awarded 855,000 restricted stock units, and 90,000 vested options were forfeited.  As of March 16, 2011, there were 313,175 shares of common stock available for future grant under the 2009 Plan.

The following information represents information concerning our equity compensation plans as of December 31, 2010:

Plan	Number of securities to be issued upon exercise of outstanding options (#) (a)	Weighted Average exercise price of outstanding options ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a)

1994 Plan (1)	10,000	12.40	--
1996 Plan (1)	101,375	11.05	329,548
2002 Plan (2)	74,149	6.44	27,466
2006 Plan (1)	12,000	14.17	14,498
2009 Plan (1)	--	--	313,175

(1) Plan approved by the Company’s shareholders.

(2) Plan was adopted as a “broadly based” plan which did not require shareholder approval.  See “Stock-Based Incentive Compensation Plans – 2002 Plan” for a description of the material terms of the Plan.

Long-Term Incentive Plan Awards

The Company does not have a long-term incentive plan for its employees other than the stock-based incentive compensation plans mentioned above and in the Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning all unexercised and unvested stock awards at December 31, 2010 for the named executive officers:

	Option Awards			Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(11)

Fred L. Callon	18,750 (1)	4.5	07/12/2012	--	--	--	--
	12,625 (2)	3.7	08/12/2012	--	--	--	--
	--	--	--	46,000(5)	272,320	--	--
	--	--	--	100,000(6)	592,000	100,000(7)	592,000
	--	--	--	106,250(8)	629,000	18,750(9)	111,000
						62,500(11)	370,000

B. F. Weatherly	5,000(3)	6.05	05/08/2012	--	--	--	--
	5,000(4)	5.12	05/02/2013	--	--	--	--
	--	--	--	30,000(5)	177,600	--	--
	--	--	--	44,625(6)	264,180	7,875(6)	46,620
	--	--	--	85,000(8)	503,200	15,000(8)	88,800
						50,000(10)	296,000

Gary A. Newberry	--	--	--	50,000(7)	296,000
	--	--	--	85,000(9)	503,200	15,000(9)	88,800

Stephen F. Woodcock				--	--	--	--
	13,250 (1)	4.5	07/12/2012
	8,500 (2)	3.7	08/23/2012	--	--	--	--
	--	--	--	16,000(5)	94,720	--	--
	--	--	--	23,800(6)	140,896	4,200(6)	24,864
	--	--	--	63,750(8)	377,400	11,250(8)	66,600
						37,500(10)	222,000
Rodger W. Smith	--	--	--	12,000(5)	71,040	--	--
	--	--	--	17,850(6)	105,672	3,150(6)	18,648
	--	--	--	51,000(8)	301,920	9,000(8)	53,280
						30,000(10)	177,600

(1)	Represents stock options awarded on July 12, 2002 which are 100% vested.
(2)	Represents stock options awarded on August 23, 2002 which are 100% vested.
(3)	Represents stock options awarded on July 25, 2000 which are 100% vested.
(4)	Represents stock options awarded on May 8, 2002 which are 100% vested.
(5)
Represents shares awarded April 18, 2008.  Time-vested restricted stock is reported under the first and second columns under “Stock Awards” and performance based shares for which the performance period has not run is reported under the third and fourth columns under “Stock Awards.”

(6)
Represents restricted stock units awarded August 14, 2009.  Restricted stock units payable in stock are reported under the first and second columns under “Stock Awards” and restricted stock units payable in cash are reported under the third and fourth columns under “Stock Awards.”  Restricted stock units shares will vest on August 14, 2012.

(7)	Amount represents restricted stock units awarded on April 1, 2010 as an inducement for employment. These units will vest 100% on January 1, 2011 and are payable in shares.
(8)
Represents restricted stock units awarded May 7, 2010.  Restricted stock units payable in stock are reported under the first and second columns under “Stock Awards” and restricted stock units payable in cash are reported under the third and fourth columns under “Stock Awards.”  Restricted stock units shares will vest on August 14, 2012.

(9)
Represents restricted stock units awarded September 21, 2010.  Restricted stock units payable in stock are reported under the first and second columns under “Stock Awards” and restricted stock units payable in cash are reported under the third and fourth columns under “Stock Awards.”  Restricted stock units shares will vest on August 14, 2012.

(10)
Amount represents performance-based phantom stock units payable in cash on the vesting date and which will be adjusted between 0% and 150% based on certain performance metrics when compared to Company identified peer companies.  The adjusted performance-based shares will vest on December 31, 2012.

(11)	Amounts calculated based on the December 31, 2010 closing price on the NYSE of $5.92 per share.

Option Exercises and Stock Vested

The following table indicates option exercises and stock vesting during 2010 for the named executive officers:

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Vesting ($)

Fred L. Callon	--	--	10,000(3)	38,999(5)

B. F. Weatherly	--	--	11,250(4)	65,954(6)

Steven B. Hinchman	166,666(1)	172,499(2)	--	--

Gary A. Newberry	--	--	--	--

Stephen F. Woodcock	--	--	8,000(3)	31,200(5)

Rodger W. Smith	--	--	4,400(3)	17,161(5)

(1)	Represents exercise of one-third of the stock options awarded June 1, 2009.
(2)	Computed based on the difference in the fair market value of the common stock on the date of exercise equal to $3.79 per share and the option exercise price of $2.755 per share.
(3)	Represents a 20% vesting of restricted shares awarded August 21, 2006.
(4)	Represents a 25% vesting of restricted shares awarded November 16, 2006.
(5)	Computed based on the fair market value of the common stock on the date of vesting equal to $4.61 per share and fair market value of the common stock on the date of payment equal to $3.89.
(6)	Computed based on the fair market value of the common stock on the date of vesting equal to $5.51 per share and fair market value of the common stock on the date of payment equal to $5.87.

Potential Payments Upon Termination or Change-in-Control

The following table shows the estimated gross taxable compensation payable upon termination following a change in control or upon death, disability or retirement. No amounts would be payable upon termination for other causes.  The information assumes, in each case, that the officer’s termination was effective as of December 31, 2010. In presenting this disclosure, we describe amounts earned through December 31, 2010 and, in those cases where the actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, our estimates are of the amounts which would be paid out to the executives upon their termination.

Name and Reason for Termination	Base Salary ($)(3)	Cash Bonus ($)(3)	Accelerated Stock Award Vesting ($)(4)	Continued Employee Benefits ($)(5)(6)	Excise Tax ($)(7)	Total ($)

Fred L. Callon
Change in Control (1)	1,393,560	1,496,224	2,566,320	124,478	1,625,133	7,205,715
Death, Disability, or Retirement (2)	--	--	2,566,320	--	--	2,566,320

B. F. Weatherly
Change in Control (1)	728,000	678,250	1,376,400	53,645	881,458	3,717,753
Death, Disability, or Retirement (2)	--	--	1,376,400	--	--	1,376,400

Stephen F. Woodcock
Change in Control (1)	572,000	354,900	926,480	53,607	--	1,906,987
Death, Disability, or Retirement (2)	--	--	926,480	--	--	926,480

Rodger W. Smith
Change in Control (1)	436,800	262,573	728,160	53,736	--	1,481,269
Death, Disability, or Retirement (2)	--	--	728,160	--	--	728,160

(1)
The Company entered into a Severance Compensation Agreement dated April 18, 2008 with each of the four named executive officers listed in the table above.  The agreements were amended effective on December 31, 2008 to comply with the final Treasury Regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended.  The agreements were subsequently amended effective January 1, 2011.  See “Employment Agreements, Termination of Employment and Change-in-Control Arrangements.”

(2)
“Disability” is generally defined as the employee’s inability to carry out the normal and usual duties of his employment on a full-time basis for an entire period of six (6) continuous months together with the reasonable likelihood, as determined by the Board of Directors after consultation of a qualified physician, he will be unable to carry out his normal and usual duties of employment.  “Retirement” is generally defined as the employee’s attainment of an age which the Board of Directors determines to be consistent with normal retirement age.

(3)
In accordance with Mr. Callon’s Severance Compensation Agreement, the computation uses a three-year multiple with respect to the severance amount relating to salary and target bonus while a two-year multiple is used for the other named executive officers.  See “Employment Agreements, Termination of Employment and Change-in-Control Arrangements.”

(4)
The amounts are computed based on unvested stock awards at December 31, 2010 using the closing price of the Company’s common stock on the NYSE on such date, the last trading day for 2010, at $5.92 per share.

(5)
Benefits consist of thirty-six (36) months of employer provided family medical and dental insurance, life insurance, dependent life insurance, accidental death coverage and disability coverage for Mr. Callon and twenty-four months for the other named executive officers in the table.

(6)	Mr. Callon’s amount includes an additional $14,689 for each of the three years representing premiums on a life insurance policy for which the Company does not have any beneficial interest.
(7)
This calculation is an estimate for the proxy statement disclosure only. Payments on an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, and changes in compensation. In computing the excise tax gross-up, we valued all payments and benefits in accordance with Code Section 280G. Key assumptions in the gross-up calculation included that the highest marginal federal, state and Medicare tax rates applied.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Employment Agreements.  The Company does have any employment agreements with any executive officer.

Severance Compensation Agreements.  On April 18, 2008, the Company entered into Severance Compensation Agreements with each of the named executive officers (with the exception of Gary A. Newberry) and was subsequently amended effective on December 31, 2008 to comply with the final Treasury Regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (the “Agreements”).  The Agreements will terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of (1) December 31, 2011, provided, however, that, on each anniversary date thereafter (each such date, an “Anniversary Date”), the expiration date shall automatically be extended for one additional year unless, immediately prior to such Anniversary Date, either party shall have given written notice that it does not wish to extend this Agreement, but in no event shall the expiration date be earlier than the second anniversary of the effective date of a Change of Control; (2) the termination of the Executive’s employment with Callon based on death, Disability (as defined in Section 3.1 of the Agreement), or Cause (as defined in Section 3.2 of the Agreement; and (3) the voluntary resignation of the Executive for any reason other than Good Reason (as defined in Section 3.3 of the Agreement).

Pursuant to the Agreement, if the executive incurs a “separation from service” from the Company (as such term is defined in final Treasury Regulations issued under Code Section 409A and other authoritative guidance issued thereunder) without cause by the Company or for good reason by him within two years following a Change of Control of the Company (or in certain cases, prior to a change of control), then the executive is entitled to a single lump-sum cash payment (payable on the date that is six months following the triggering event) in an amount equal to three times the sum (with respect to Mr. Callon) of (a) the annual base salary in effect immediately prior to the Change of Control or, if higher, in effect immediately prior to the separation from service, and (b) the greater of the average bonus earned with respect to the three most recently completed full fiscal years or the target bonus for the fiscal year in which the Change of Control occurs, based on a forecast that has been approved by the Board of the results for the fiscal year in which the Change of Control occurs.  For the remaining named executive officers except, the salary and bonus multiple is two times.  In addition, the Company must maintain at its expense until thirty-six (36) months after a separation from service all life, disability, medical, dental, accident, and health insurance coverage for Mr. Callon.  For the remaining named executive officers, the continued benefit period is twenty-four (24) months.  If the executive’s employment is terminated as a result of his death or Disability, the Company is only required to make such payments if the termination occurred within six months after a Change of Control.  “Good reason” is generally defined in the Agreement as a change in compensation, benefits, position, responsibilities, or location.  A Change of Control is generally defined in the Agreement as (i) any person or group of persons acting in concert shall have become the beneficial owner of more than 50% of the outstanding common stock of the Company; (ii) the shareholders of the Company shall cause a change in the majority of the members of the Board of Directors within a twelve-month period; or (iii) the Company or its shareholders shall enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company.

The Agreements also provide that, upon a Change of Control, all stock options shall automatically become fully exercisable and all performance shares, restricted stock, stock appreciation rights and other similar rights held by the executive shall become fully vested, provided however, that such acceleration of vesting shall not occur if it would be an impermissible acceleration under Section 409A of the Code.  If the Company cannot provide for acceleration of vesting as a result of provisions in existence prior to a Change of Control, any plan or agreement, or Section 409A, the Company must provide in lieu thereof a lump-sum cash payment equal to the total value of the outstanding and unvested stock rights as of the date of separation from service.

The Agreements incorporate a provision to provide for the possible impact of the federal excise tax on excess parachute payments. The so-called “golden parachute” tax rules subject “excess parachute payments” to a dual penalty: the imposition of a 20 percent excise tax upon the recipient and non-deductibility of such payments by the paying corporation. While the excise tax is seemingly evenhanded, the excise tax can discriminate against long-serving employees in favor of new hires, against individuals who do not exercise stock options in favor of those who do and against those who elect to defer compensation in favor of those who do not. For these reasons, we believe that the “net-best” provision included in the Agreement is appropriate. If any payment is subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the payment will be reduced so that no portion of the payment is subject to such excise tax if the net benefit payable would be at least as much as it would have been if no reduction was made.

The Company did not have a Severance Compensation Agreement with Mr. Hinchman but the terms of his employment include certain provisions and payments upon involuntary termination by the Company and in the event of a Change of Control.  In the event of an involuntary termination by the Company without Cause, Mr. Hinchman would have received a lump sum cash payment equal to his annual base salary, the time-vested restricted shares would have vested on a prorated basis from the grant date; performance shares would have vested on a prorated basis based on actual performance to the termination date; and unvested stock options would have been forfeited.  In the event of a Change of Control of the Company, Mr. Hinchman would have received, subject to involuntary termination by the Company without Cause or voluntary termination for Good Reason, a lump sum cash payment of two times the sum of his base salary and target bonus; and vesting of all equity awards based on performance at the time of termination.

Compensation of Non-Management Directors

Each non-management director receives an annual retainer of $40,000 per year with an additional $20,000 per year for the chairman of the Audit Committee and an additional $10,000 per year to the chairman of the Compensation Committee, the chairman of the Nominating and Corporate Governance Committee, and the chairman of the Strategic Planning Committee.  Each non-management director is reimbursed for reasonable out-of-pocket costs incurred to attend Board meetings.  In addition to cash compensation the Compensation Committee may, from time to time, grant performance shares.  During 2010, the Compensation Committee awarded 30,000 shares of stock each to Messrs. Flury, McVay, Wallace, and Wilson.  The performance shares shall vest on the earlier of: (a) the first anniversary of the Grant Date, provided that Grantee continues to be a member of the Board (or is otherwise providing services to the Company as an employee) through such date; or (b) the date Grantee ceases to provide any services to the Company as an employee or director, other than for Cause, after reaching age sixty (60).  The Compensation Committee may determine in its sole discretion that the Performance Shares shall vest on a “qualified separation from service.”  For purposes hereof, a “qualified separation from service” is defined as a Separation from Service, other than for Cause, following a minimum of five (5) years of tenure on the Board and occurring within five (5) years prior to Grantee attaining the age sixty (60).  The table below indicates the total compensation earned and paid during 2010 for each non-management director:

Non-Management Director Compensation for 2010

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(6)	Option Awards ($)	All Other Compensation ($)	Total ($)

L. Richard Flury	50,000	(2)	34,200	--	--	84,200

Larry D. McVay	50,000	(3)	34,200	--	--	84,200

John C. Wallace	60,000	(4)	34,200	--	--	94,200

Richard O. Wilson	50,000	(5)	34,200	--	--	84,200

(1)	Does not include reimbursement of expenses associated with attending the Board meetings.
(2)	Represents annual retainer of $40,000 and an additional $10,000 for acting as chairman of the Compensation Committee.
(3)	Represents annual retainer of $40,000 and an additional $10,000 for acting as chairman of the Strategic Planning Committee.
(4)	Represents annual retainer of $40,000 and an additional $20,000 per year for acting as chairman of the Audit Committee.
(5)	Represents annual retainer of $40,000 and an additional $10,000 for acting as chairman of the Nominating and Corporate Governance Committee.
(6)
Amounts calculated utilizing the provisions of FASB ASC Topic 718.  See notes 9 and 10 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2010 regarding assumptions underlying valuation of equity awards.

Fred L. Callon serves as Chairman of the Board of Directors but does not receive any additional compensation for his services in this capacity and therefore has been omitted from the table above.  Mr. Weatherly also serves as a member of the Board of Directors and does not receive any additional compensation associated with those services.

The Company has established ownership requirements for its outside directors. Each director is required to achieve the a minimum value of common stock equal to at least 5 times the annual retainer within the next five years.

PROPOSAL 2

AN ADVISORY VOTE APPROVING OUR EXECUTIVE COMPENSATION

Callon is required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules promulgated under Section 14A of the Exchange Act, to seek a non-binding advisory vote from its shareholders to approve the compensation paid to its named executive officers as disclosed in this proxy statement. We encourage shareholders to read the “Compensation Discussion and Analysis” and “Executive Compensation and Other Related Information” sections of this proxy statement for a more detailed discussion of our compensation programs and policies, the compensation and governance-related actions taken in 2010 and the compensation awarded to our named executive officers.

Callon actively reviews and assesses its executive compensation program in light of the industry in which it operates, the marketplace for executive talent in which it competes, and the evolving compensation governance and best practices.  Callon is focused on compensating its executive officers fairly and in a manner that promotes our compensation philosophy as described under Compensation Discussion and Analysis.

Our Board of Directors believes that Callon’s executive compensation program satisfies these objectives, properly aligns the interests of our executive officers with those of our shareholders, and is worthy of shareholder support.  In determining whether to approve this proposal, we believe that shareholders should consider the following:

• Independent Compensation Committee. Executive compensation is reviewed and established by a Compensation Committee of the Board consisting solely of independent directors. The Compensation Committee meets in executive session, without executive officers present, in determining annual compensation. The Compensation Committee receives data, analysis and input from an independent compensation consultant that is not permitted to perform any additional services for Callon management.

• Performance-Based Incentive Compensation. Elements of performance-based, incentive compensation are largely aligned with financial and operational objectives established in the Board-approved annual operating plan.

• Elimination of Tax Gross-ups. Starting in 2011, executive officers will not be eligible for a tax related gross-up on any element of current and future compensation.

• “Double Trigger” Severance Agreements with Fixed Term. Callon’s change in control severance agreements with executive officers require an actual or constructive termination of employment before benefits are paid following any change in control.

• Equity Plans. Our equity plans generally include three-year minimum vesting periods for time-based awards, prohibit repricing or exchange of outstanding option awards, and require options be granted with exercise prices at fair market value on the date of grant.

• Stock Ownership Guidelines. Our executive officers are subject to stock ownership guidelines described in “Compensation Discussion and Analysis.”

For these reasons, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Callon’s named executive officers, as disclosed in Callon’s 2011 proxy statement (including the Compensation Discussion and Analysis, the compensation tables and related footnotes and narrative disclosures under the heading “Executive Compensation and Other Related Information”).”

Although this vote is advisory and is not binding on the Board, the Compensation Committee of the Board values the input and views of Callon shareholders. The Board and the Compensation Committee will review the results of the vote and take them into consideration when considering future executive compensation policies and decisions.

The Board of Directors recommends a vote “FOR” the advisory vote on executive compensation.   Unless otherwise indicated, all properly executed proxies received by the Company will be voted “FOR” such approval at the 2011 Annual Meeting.

PROPOSAL 3

AN ADVISORY VOTE APPROVING THE FREQUENCY
OF SHAREHOLDERS’ ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

As required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules promulgated under Section 14A of the Exchange Act, Callon is seeking a non-binding, advisory vote on the frequency with which it will seek the non-binding shareholders’ advisory vote on executive compensation (commonly referred to as “say-on-pay”), similar to Proposal 2 in this proxy statement. Callon is required to hold the say-on-pay vote at least once every three years. Accordingly, shareholders may vote that this advisory vote on executive compensation be held in the future as follows:

• every year;
• every two years; or
• every three years.

Shareholders may also abstain from voting on this proposal. In considering your vote, you may wish to review the information presented in connection with Proposal 2 in this proxy statement, as well as the “Compensation Discussion and Analysis” and “Executive Compensation and Other Related Information” sections of this proxy statement, which provide a more detailed discussion of our executive compensation programs and policies.

Our Board of Directors has determined that holding a “say-on-pay” vote every three years is most appropriate for Callon and recommends that you vote to hold such advisory vote in the future every third year, for the following reasons.

First, the Board believes that holding an advisory vote every three years offers the closest alignment with Callon’s approach to executive compensation and the underlying philosophy of our Compensation Committee.  Specifically, our executive compensation programs are designed to enhance the long-term growth of Callon and reward performance over a multi-year period.   For example, the stock awards granted to our executive team generally have three-year vesting periods, and the performance stock awards granted to our executives in 2010 included a performance period over multiple years. The Board believes that there is some risk that an annual advisory vote on executive compensation could lead to a short-term shareholder perspective regarding executive compensation that does not align well with the longer-term approach used by our Compensation Committee. We believe a three-year cycle for the shareholder advisory vote will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with Callon’s performance, financial results and business.

Second, the Board believes that a triennial “say on pay” vote would not foreclose shareholder engagement on executive compensation during interim periods.  Specifically, Callon provides shareholders with other meaningful means by which to share their views about our executive compensation practices.  Shareholders can currently provide input to the Board by communicating directly with the Board, its committees or individual directors as indicated in “Corporate Governance and the Board of Directors — Communicating with the Board of Directors” above. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our shareholders to communicate their views on Callon’s executive compensation programs.

The Board weighed these reasons against the arguments in support of conducting the advisory vote annually. In particular, the Board considered the value of the opportunity for shareholder input at each annual meeting, as well as the belief that annual votes would promote greater accountability on executive compensation.  Although the Board believes that these and other positions put forth in favor of an annual “say on pay” vote are not without merit, on balance, the Board believes that a triennial approach is most appropriate for Callon and recommends that voting alternative to shareholders. The Nominating and Corporate Governance Committee of the Board of Directors intends to periodically reassess that view and, if it determines appropriate, may provide for an advisory vote on executive compensation on a more frequent basis.

Because this proposal is advisory, it will not be binding and the Board and its Nominating and Corporate Governance Committee may determine to hold a “say-on-pay” vote more or less frequently than the option selected by our shareholders.  However, the Board values shareholders’ opinions and the Board will consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board of Directors recommends a vote “FOR” holding the say on pay vote EVERY THIRD YEAR.  Unless otherwise indicated, all properly executed proxies received by the Company will be voted 3 YEARS at the 2011 Annual Meeting.

PROPOSAL 4

APPROVAL OF THE CALLON PETROLEUM COMPANY
2011 OMNIUBUS INCENTIVE PLAN

General

At a meeting held on March 10, 2011, the Board of Directors of the Company adopted the Callon Petroleum Company 2011 Omnibus Incentive Plan (the “2011 Omnibus Plan”), subject to the approval of the shareholders of the Company.  At the 2011 Annual Meeting, shareholders will be asked to approve and ratify the adoption of the 2011 Omnibus Plan.  The Board of Directors believes that the approval of the 2011 Omnibus Plan is in the best interests of the Company and its shareholders.  The 2011 Omnibus Plan will authorize the Board of Directors to award grants at any time following the effective date of the 2011 Omnibus Plan.  Accordingly, shareholder approval of the 2011 Omnibus Plan will constitute approval of all awards made under the 2011 Omnibus Plan without further approval from the shareholders, except as may be required by the 2011 Omnibus Plan.

The 2011 Omnibus Plan provides for a total of 2,300,000 shares, plus (a) all shares that are available for awards under the Company’s prior stock incentive plans (collectively, the “Prior Plans”) as of the effective date of the 2011 Omnibus Plan (the “Effective Date”) that are not reserved for outstanding awards that were granted under the Prior Plans before the Effective Date, which represents 787,354 remaining shares, and (b) all shares that may become available for awards under the Prior Plans on or after the Effective Date which were reserved for outstanding awards that were granted under the Prior Plans before the Effective Date that are forfeited, expire unexercised or otherwise do not result in the use of such shares under the Prior Plans.  The term “Prior Plan” means each of the Company’s 1994 Stock Incentive Plan, 1996 Stock Incentive Plan, 2002 Stock Incentive Plan, 2006 Stock Incentive Plan, and 2009 Stock Incentive Plan.  Any of the authorized shares may be used for any type of award under the 2011 Omnibus Plan, and any or all of the available shares may be allocated to incentive stock options.  On and after the Effective Date, no new awards will be granted under any Prior Plan.  All shares under a Prior Plan that are not reserved for outstanding award grants under a Prior Plan that were made prior to the Effective Date will be available for awards under the 2011 Omnibus Plan.  However, outstanding awards as of the Effective Date that were granted under a Prior Plan, including their related award agreements, will not be affected by the adoption of the 2011 Omnibus Plan.  See “Executive Compensation – Stock-Based Incentive Compensation Plans.”

The purpose of the 2011 Omnibus Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by employees as well as non-employee directors, and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of the management team and the Board of Directors of the Company upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.  To accomplish these goals, the 2011 Omnibus Plan permits the granting of nonqualified stock options, incentive stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance shares, performance units, other stock-based and cash-based awards, some of which may require the satisfaction of performance-based criteria in order to be payable to participants.  Awards under the 2011 Omnibus Plan, other than incentive stock options, may also be made to “third-party service providers”, which means any consultant, agent, advisor or independent contractor who is not an employee or a director of the Company or an affiliate and who renders services to the Company or an affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.  If approved, the 2011 Omnibus Plan will be an important component of the total compensation package offered to employees, directors, and third-party service providers and thus reflect the importance that the Company places on motivating and rewarding superior results with long-term, performance-based incentives.

Description of the 2011 Omnibus Plan

The following is a summary of the principal features of the 2011 Omnibus Plan and its operation.  For additional details regarding the 2011 Omnibus Plan, you should refer to the full text of the 2011 Omnibus Plan, a copy of which is attached to this proxy statement as Exhibit A.

Administration.  The 2011 Omnibus Plan is administered by the Compensation Committee (“Committee”) appointed by the Board of Directors.  Subject to the terms of the 2011 Omnibus Plan, the Committee has the power to select the persons eligible to receive awards, the type and amount of incentive awards to be awarded, and the terms and conditions of such awards.  To the extent permitted by applicable law, the Committee may delegate its authority under the 2011 Omnibus Plan to officers or other employees of the Company.  The Committee also has the authority to interpret the 2011 Omnibus Plan and establish, amend or waive rules necessary or appropriate for the administration of the 2011 Omnibus Plan.

Eligibility.  Any employee, nonemployee director, or third-party service provider of the Company who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the Company is eligible to participate in the 2011 Omnibus Plan.  In any calendar year, no covered employee described in Section 162(m) of the Internal Revenue Code or applicable Treasury Regulations may be granted (in the case of stock options and stock appreciation rights), or have vested (in the case of restricted stock or other stock-based awards), awards relating to more than 1,000,000 shares.  The maximum aggregate amount that may be paid under an award that is performance-based compensation payable in cash will be $10 million, as determined as of the date of payout.  These limitations will be construed and administered so as to comply with the performance-based exception to Section 162(m).

Shares Subject to the 2011 Omnibus Plan.  Any shares subject to an award under the 2011 Omnibus Plan that (a) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares, (b) are settled in cash in lieu of shares, or (c) are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares, will again be available immediately for grants under the 2011 Omnibus Plan.  Any shares (i) withheld, surrendered or tendered in payment of the option price of an award, (ii) tendered or withheld in order to satisfy tax withholding obligations associated with the exercise of an option or settlement of an award, or (iii) that were subject to a share-settled SAR and were not issued upon the exercise of such SAR, will again become available for grants under the 2011 Omnibus Plan.  Any shares related to an award granted under any Prior Plan that, after the effective date, (1) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares, are settled in cash in lieu of shares, or (2) are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares, will again be available for grants under this 2011 Omnibus Plan.  Any shares (i) withheld, surrendered or tendered in payment of the option price of an award granted under the Prior Plan, (ii) tendered or withheld in order to satisfy tax withholding obligations associated with the exercise of an option or settlement of an award granted under the Prior Plan, or (iii) that were subject to a share-settled SAR granted under the Prior Plan and were not issued upon the exercise of such SAR, will again become available for grants under the 2011 Omnibus Plan.  A maximum of 2.3 million common shares may be issued upon exercise of incentive stock options.  The maximum number of shares deliverable pursuant to awards granted under the 2011 Omnibus Plan is subject to adjustment by the Committee in the event of certain dilutive changes in the number of outstanding shares.  Under the 2011 Omnibus Plan, the Company may issue authorized but unissued shares, treasury shares, or shares purchased by the Company on the open market or otherwise.  The number of common shares available for future awards is reduced by the net number of shares issued pursuant to an award.

Transferability.  Rights under any award may not be transferred except by will or the laws of descent and distribution or a qualified domestic relations order. However, the Committee may, in its sole discretion, authorize in the applicable award agreement the transfer, without consideration, of all or a portion of a non-statutory stock option by a participant to family members, and entities owned by or for the benefit of family members.

Amendment of the 2011 Omnibus Plan.  The Board of Directors has the power and authority to terminate or amend the 2011 Omnibus Plan at any time; provided, however, the Board of Directors may not, without the approval of shareholders:

•	other than as a result of a dilutive event, increase the maximum number of shares which may be issued under the 2011 Omnibus Plan;

•	amend the requirements as to the class of employees eligible to purchase common shares under the 2011 Omnibus Plan;

•	extend the term of the 2011 Omnibus Plan; or

•	increase the maximum limits on awards to covered employees as set for compliance with Section 162(m) of the Internal Revenue Code or applicable Treasury Regulations.

In addition, to the extent that the Committee determines that the listing requirements of any national securities exchange or quotation system on which the Company’s common shares are then listed or quoted, or the Internal Revenue Code or regulations promulgated thereunder, require shareholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the 2011 Omnibus Plan will not be amended without approval of the Company’s shareholders. No amendment to the 2011 Omnibus Plan may adversely affect any rights of a holder of an outstanding award under the 2011 Omnibus Plan without such holder’s consent.

Change in Control. Unless provided otherwise in the applicable award agreement, in the event of a change in control, all outstanding awards will become 100% vested, free of all restrictions, immediately and fully exercisable, and deemed earned in full and payable as of the day immediately preceding the change in control.  A “change in control” generally means the occurrence of any one or more of the following events:

•	The acquisition by any individual, entity or group of beneficial ownership of 30% or more of the Company’s common shares or combined voting power;

•
Individuals who constitute the Board of Directors of the Company as of the Effective Date of the 2011 Omnibus Plan, or successors to such members approved by the Board of Directors, cease for any reason to constitute at least a majority of the Board of Directors; or

•	the consolidation, merger or the sale or other disposition of at least 40% of the assets of the Company.

Award Agreements and Term.  All awards under the 2011 Omnibus Plan will be authorized by the Committee and evidenced by an award agreement setting forth the type of incentive being granted, the vesting schedule, and other terms and conditions of exercisability. No incentive stock options may be exercisable for more than ten (10) years from the date of grant, or, in the case of an incentive stock option granted to an employee who owns or is deemed to own more than ten percent (10%) of the Company’s common shares, five (5) years from the date of grant.  In no event, however, may an incentive stock option be granted after the expiration of ten (10) years from the Effective Date of the 2011 Omnibus Plan.

Stock Options.  A grant of a stock option entitles a participant to purchase from the Company a specified number of common shares at a specified price per share.  In the discretion of the Committee, stock options may be granted as non-statutory stock options or incentive stock options, but incentive stock options may only be granted to employees of the Company.  The aggregate fair market value of the common shares with respect to which incentive stock options become first exercisable by any participant during any calendar year cannot exceed $100,000.

The purchase price per common share, which may be purchased under a non-statutory stock option or an incentive stock option, must be at least equal to the fair market value of the Company’s common shares on the date of grant, or, in the case of an employee who owns or is deemed to own more than ten percent (10%) of the Company’s common shares, one hundred ten percent (110%) of the fair market value of the Company’s common shares on the grant date.  The total exercise price for common shares acquired on exercise of a stock option may be paid in cash, or, if approved by the Committee, the withholding of shares that would otherwise be issuable upon exercise, and equal in value to the exercise price of the stock option.  Each non-statutory stock option will vest over a three-year service period or such longer period as determined by the Committee in its discretion and as set forth in the applicable award agreement.

Stock Appreciation Rights (SARs).  The grant of a SAR provides the holder with the right to receive a payment in common shares equal to the excess of the fair market value of a specified number of common shares on the date the SAR is exercised over a SAR price specified in the applicable award agreement.  The SAR price specified in an award agreement must be equal to the fair market value of the Company’s common shares on the date of the grant of the SAR.  Each SAR will vest over a three-year service period or such longer period as determined by the Committee in its discretion and as set forth in the applicable award agreement.

Restricted Stock.  A grant of restricted stock is an award of common shares subject to restrictions or limitations set forth in the 2011 Omnibus Plan and in the related award agreement.  The award agreement for restricted stock will specify the time or times within which such award may be subject to forfeiture and any performance goals which must be met in order to remove any restrictions on such award.  Except for the right to vote the shares (unless otherwise provided in the applicable award agreement) and limitations on transfer or limitation set forth in the applicable award agreement, holders of restricted stock will have all of the rights of a shareholder of the Company, including, if provided in the applicable award agreement, the right to receive any dividends thereon.  Each grant of restricted stock will vest over a three-year service period or such longer period as determined by the Committee in its discretion and as set forth in the applicable award agreement.

Restricted Stock Units.  Restricted stock units may be granted to participants in such number, and upon such terms, and at any time and from time to time as will be determined by the Committee, in its discretion.  A grant of restricted stock units will not represent the grant of shares but will represent a promise to deliver a corresponding number of shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable award agreement over the restriction period.  A participant will have no voting rights with respect to any restricted stock units or to the shares corresponding to any such restricted stock units.  A grant of restricted stock units may vest at any rate over a three-year service period or such longer period as determined by the Committee in its discretion.

        Performance Shares.  Performance shares may be granted to participants in such number, and upon such terms and at any time and from time to time, as will be determined by the Committee in its discretion.  Each performance share will have an initial value equal to the fair market value of a share on the grant date.  The Committee will set performance measures, in its discretion, which, depending on the extent to which they are met over the specified performance period, will determine the number of performance shares that will be paid to a participant.  Each performance share will be subject to a one-year service period, or such longer period as determined by the Committee in its discretion, and as set forth in the award agreement, in addition to the performance measures that are applicable to the performance share.

        Performance Units.  Performance units may be granted to a participant in such number, and upon such terms and at any time and from time to time as will be determined by the Committee in its discretion.  Each performance unit will have an initial notional value equal to a dollar amount determined by the Committee, in its discretion.  The Committee will set performance measures in its discretion that, depending on the extent to which they are met over the specified performance period, will determine the number of performance units that will be settled and paid to the participant.  Each performance unit will be subject to a one-year service period or such longer period as determined by the Committee, in its discretion, and as set forth in the award agreement, in addition to the performance measures applicable to the performance unit.

Other Stock-Based Awards and Cash-Based Awards.  The Committee may grant other stock-based awards not otherwise described by the terms of the 2011 Omnibus Plan, including the grant or offer for sale of unrestricted shares, in such amounts and subject to such terms and conditions, as the Committee will determine in its discretion.  Such awards may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares.  The Committee, at any time and from time to time, may grant cash-based awards to a participant in such amounts and upon such terms as the Committee will determine in its discretion.  Payment, if any, with respect to cash-based awards and other stock-based award will be made in accordance with the terms of the applicable award agreement, in cash, shares or a combination of both, as determined by the Committee in its discretion.

Nonemployee Director Awards.  The Board will determine and approve all awards to Nonemployee Directors.  The Board may permit a Nonemployee Director with an opportunity to receive an award in lieu of payment of all or a portion of future Director fees (including but not limited to cash retainer fees and meeting fees) or other types of Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable sub-plan or award agreement.

Termination of Employment, Death, Disability and Retirement.  Unless otherwise provided in an award agreement, upon the termination of a participant’s employment, the non-vested portions of all outstanding awards will terminate immediately.  Subject to different provisions in an award agreement, the period during which vested awards may be exercised following a termination of employment are described below:

(a)           If a participant’s employment is terminated for any reason other than as a result of death, disability, retirement or for cause, the vested portion of such award is exercisable until the earlier of (1) the expiration date set forth in the applicable award agreement or (2) three months after the date of termination of employment.

(b)           In the event of the termination of participant’s employment for cause, all vested awards immediately expire.

(c)           Upon a participant’s retirement, any vested award will expire on the earlier of (1) the expiration date set forth in the award agreement for such award or (2) one (1) year after the date of retirement (three (3) months in the case of incentive stock options).

(d)           Upon the death or disability of a participant, any vested award will expire on the earlier of (1) the expiration date set forth in the award agreement or (2) the one (1) year anniversary date of the participant’s death or disability.

Similar provisions apply to awards granted to Nonemployee Directors or to third-party service providers upon their separation from service with the Company and its affiliates.

Federal Income Tax Consequences

The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences associated with the grant of awards under the 2011 Omnibus Plan.  This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences.  This summary is based upon provisions of the Internal Revenue Code and the treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations under the Internal

Revenue Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis).  The federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.  Also, this information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States.  Participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2011 Omnibus Plan.

Non-statutory Stock Options.  A participant receiving a non-statutory stock option that has been issued with an exercise price not less than the fair market value of the Company’s common shares on the grant date will not recognize income and the Company will not be allowed a deduction at the time such an option is granted.  When a participant exercises a non-statutory stock option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by the Company.  When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the participant held the shares for more than one year following the exercise of the option.  If the amount received upon subsequent disposition of the shares is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon whether the participant held the shares for more than one year following the exercise of the option.

Incentive Stock Options.  Incentive stock options granted under the 2011 Omnibus Plan are intended to meet the definitional requirements of Section 422 of the Internal Revenue Code for “incentive stock options.”  A participant receiving a grant of incentive stock options will not recognize income and the Company will not be allowed a deduction at the time such an option is granted.  When a participant exercises an incentive stock option while employed by the Company or its subsidiary, or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to the Company) but the excess of the fair market value of the shares acquired by such exercise over the option price will be taken into account in determining the participant’s alternative minimum taxable income for purposes of the federal alternative minimum tax applicable to individuals.  If the shares acquired upon exercise are not disposed of before (i) two years after the date of grant and (ii) one year after the date of transfer of the shares to the participant (statutory holding periods), the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain, and the Company will not be entitled to any federal income tax deduction. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a “Disqualifying Disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company or its subsidiary will be entitled to a federal tax deduction in a like amount), and the balance of the gain, if any, will be capital gain (short-term or long-term depending upon whether the participant held the shares for more than one (1) year following the exercise of the option).  To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceeds $100,000, such excess options will be treated as non-statutory options.

Payment Using Shares.  If a participant pays the exercise price of a non-statutory or incentive stock option with previously-owned common shares of the Company and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange.  The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a non-statutory stock option is being exercised.  The participant does not recognize income and the Company receives no deduction as a result of the tax-free portion of the exchange transaction.  If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results described in the preceding paragraph will apply.  The income treatment will apply to the shares disposed of, but will not affect the favorable tax treatment of the shares received.

Stock Appreciation Rights and Restricted Stock.  A participant receiving a grant of SARs or restricted stock under the 2011 Omnibus Plan will not recognize income, and the Company will not be allowed a deduction at the time such award is granted, unless the participant makes the election described below with respect to restricted stock.  While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and the Company will be allowed a deduction in a like amount.  When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by the Company.  Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture.  However, by filing a Section 83(b) election with the Internal Revenue Service within thirty (30) days after the date of grant of restricted stock, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant.  In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award.  If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Requirements Regarding “Deferred Compensation.”  Certain of the benefits under the 2011 Omnibus Plan may constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code, which governs the taxation of “nonqualified deferred compensation plans.”  Failure to comply with the requirements of the provisions of Section 409A regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and to be subject to substantial penalties.

ERISA.  The Company believes that the 2011 Omnibus Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).  The 2011 Omnibus Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

(i)         Federal Tax Withholding

Any ordinary income realized by a participant upon the exercise of an award under the 2011 Omnibus Plan is subject to withholding of federal, state and local income tax and to withholding of the participant's share of tax under the Federal Insurance Contribution Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”).

To satisfy federal income tax withholding requirements, the Company has the right to require that, as a condition to delivery of any certificate for common shares, the participant remit to the Company an amount sufficient to satisfy the withholding requirements.  Alternatively, we may withhold a portion of the common shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations.

Withholding does not represent an increase in the participant's total income tax obligation, since it is fully credited toward his or her tax liability for the year.  Additionally, withholding does not affect the participant's tax basis in the common shares.  Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees, and Forms 1099-MISC supplied to non-employees, by January 31 of the succeeding year.  Deferred compensation that is subject to Section 409A of the Internal Revenue Code will be subject to certain federal income tax withholding and reporting requirements.

(ii)           Million Dollar Deduction Limit and Other Tax Matters

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the three other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement, other than the Company’s chief financial officer.  The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation.  The Company intends that benefits in the form of stock options and restricted stock will be exempt from the $1,000,000 limitation on deductible compensation either as performance-based compensation or otherwise.

If a individual’s rights under the plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Internal Revenue Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Internal Revenue Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the individual on the value of such accelerated rights, (ii) the loss by the Company of a compensation deduction on the value of such accelerated rights, and (iii) the loss by the Company of a compensation deduction.

Securities Authorized for Issuance under Current Equity Compensation Plans

 As of the record date, the Company had the following outstanding stock option award agreements, weighted-average option exercise price, unvested performance share awards, and remaining shares reserved for future issuance under the Company’s existing Stock Incentive Plans:
Plan (a)	Stock Option Awards Outstanding (b)	Weighted Average Exercise Price (c)	Unvested Performance Share Awards Outstanding (d)	Remaining Shares Reserved for Future Issuance (e)

1994 Plan	10,000	$12.40	--	--
1996 Plan	101,375	11.05	120,000	329,548
2002 Plan	74,149	6.44	30,000	27,466
2006 Plan	12,000	14.17	284,550	110,498
2009 Plan	--	--	936,825	313,175
All Plans	197,524	9.57	1,371,375	780,687

(a)
All Plans were approved by the Board of Directors and received shareholder approval except the 2002 Plan.  The 2002 Plan qualified as a “broadly based” plan under the provisions of the New York Stock Exchange rules and regulations at the time it was adopted and therefore did not require shareholder approval.

(b)	Represents the gross number of common shares to be issued upon exercise of outstanding option award agreements.
(c)	Represents the weighted-average exercise price of outstanding stock options.
(d)	Represents unvested performance shares awarded in prior years.
(e)	Represents the number of remaining shares available for future issuance (excluding shares reflected in the first and third columns.)

Shareholder Approval

At the Meeting, shareholders will be asked to approve and ratify the adoption of the 2011 Omnibus Plan. Such action requires the affirmative vote of a majority of the votes cast on the matter, excluding broker non-votes.

The Board of Directors recommends that the shareholders approve and ratify the adoption of the 2011 Omnibus Plan.  Unless otherwise indicated, all properly executed proxies received by the Company will be voted “FOR” such approval at the 2011 Annual Meeting.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accountants.  The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, for the examination of the accounts and audit of the financial statements of the Company for the year ending December 31, 2011. While shareholder ratification is not required by the Company’s bylaws or otherwise, the Board of Directors will present a proposal to the shareholders to approve and ratify as part of good corporate governance principles, the engagement of Ernst & Young LLP.  If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of Ernst & Young LLP will be present at the 2011 Annual Meeting and will have the opportunity to make a statement, if he desires, and to respond to appropriate questions.

The Board of Directors recommends that the shareholders approve and ratify the appointment of Ernst & Young LLP as its independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.  Unless otherwise indicated, all properly executed proxies received by the Company will be voted “FOR” such ratification at the 2011 Annual Meeting.

SHAREHOLDERS’ PROPOSALS
FOR 2012 ANNUAL MEETING

Shareholders who desire to present proposals at the 2012 Annual Meeting of Shareholders and to have proposals included in the Company’s proxy materials must submit their proposals to the Company at its principal executive offices not later than November 22, 2011.  If the date of the 2012 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2011 Annual Meeting of Shareholders, the deadline for submitting proposals is a reasonable time before the Company begins to print and mail its proxy materials for its 2012 Annual Meeting of Shareholders.

The person named in the Company’s form of proxy for the 2012 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice by February 5, 2012, unless the Company changes the date of its 2012 Annual Meeting of Shareholders by more than 30 days from the date of the 2011 Annual Meeting of Shareholders, in which case such persons will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2012 Annual Meeting of Shareholders.

If the date of the 2012 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from the date of the 2011 Annual Meeting of Shareholders, the Company shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q.  The notice will include the new deadline for submitting proposals to be included in the Company’s proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

FINANCIAL STATEMENTS AND OTHER AVAILABLE DOCUMENTS

Financial statements of the Company for its most recent fiscal year are contained in the 2010 Annual Report to Shareholders and the Company’s Report on Form 10-K for the fiscal year ended December 31, 2010.  Printed copies of the Company’s Annual Report, the Company’s Annual Report on Form 10-K, Corporate Governance Principles, Code of Business Conduct and Ethics and Charters of Board Committees are available to shareholders upon written request to the Robert A. Mayfield, Corporate Secretary, Callon Petroleum Company, 200 North Canal Street, Natchez, Mississippi  39120. You may also view the documents on the Company’s website at www.callon.com.

OTHER BUSINESS

The Board of Directors does not know of any matter to be acted upon at the 2011 Annual Meeting other than those described above.  If other business comes before the 2011 Annual Meeting, the persons named on the proxy will vote the proxy in accordance with what they consider to be in the best interests of the Company and its shareholders.

Please sign, date, and return your proxy promptly to avoid unnecessary expense.  All shareholders are urged, regardless of the number of shares owned, to participate in the 2011 Annual Meeting by returning their proxy in the enclosed business reply envelope.

By Order of the Board of Directors

/s/ Fred L. Callon
Fred L. Callon
Natchez, Mississippi                                                                                     Chairman, President and
March 21, 2011
Chief Executive Officer

Exhibit A

Callon Petroleum Company

2011 Omnibus Incentive Plan

(Effective as of May 12, 2011)

	CONTENTS

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION		1
1.1	Establishment	1
1.2	Purpose of this Plan	1
1.3	Duration of this Plan	1
ARTICLE 2. DEFINITIONS		1
2.1	Affiliate	1
2.2	Annual Award Limit	2
2.3	Authorized Officer	2
2.4	Award	2
2.5	Award Agreement	2
2.6	Beneficial Owner or "Beneficial Ownership"	3
2.7	Board or "Board of Directors"	3
2.8	Cash-Based Award	3
2.9	Cause	3
2.10	CEO	4
2.11	Change in Control	4
2.12	Code	5
2.13	Commission	5
2.14	Committee	5
2.15	Common Stock	6
2.16	Company	6
2.17	Covered Employee	6
2.18	Date of Termination	6
2.19	Director	6
2.20	Disability	6
2.21	Dividend Equivalent	6
2.22	Effective Date	7
2.23	Employee	7
2.24	Employment	7
2.25	Exchange Act	7
2.26	Extraordinary Items	8
2.27	Fair Market Value or "FMV"	8
2.28	Grant Date	8
2.29	Grant Price	8
2.30	Immediate Family	8
2.31	Incentive Stock Option or "ISO"	8
2.32	Insider	8
2.33	Nonemployee Director	8
2.34	Nonqualified Stock Option or "NQSO"	8
2.35	Option	8
2.36	Option Price	9
2.37	Other Stock-Based Award	9
2.38	Parent	9
2.39	Participant	9
2.40	Performance-Based Compensation	9
2.41	Performance-Based Exception	9
2.42	Performance Measures	9
2.43	Performance Period	9
2.44	Performance Share	9
2.45	Performance Unit	9
2.46	Period of Restriction	9
2.47	Person	9
2.48	Plan	10
2.49	Prior Plan	10
2.50	Publicly Held Corporation	10
2.51	Restricted Stock	10
2.52	Restricted Stock Unit	10
2.53	Restriction Period	10
2.54	Share	10
2.55	Share Pool	10
2.56	Stock Appreciation Right" or "SAR"	10
2.57	Subsidiary	10
2.58	Third-Party Service Provider	10
ARTICLE 3. ADMINISTRATION		11
3.1	General	11
3.2	Authority of the Committee	11
3.3	Delegation	12
3.4	Meetings	12
3.5	Decisions Binding	13
3.6	Modification of Outstanding Awards	13
3.7	Expenses of Committee	13
3.8	Surrender of Previous Awards	13
ARTICLE 4. SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS		14
4.1	Number of Shares Authorized and Available for Awards	14
4.2	Calculation of Share Usage for Share Pool	14
4.3	Common Stock Available	15
4.4	Annual Award Limits	15
4.5	Adjustments in Authorized Shares	15
ARTICLE 5. ELIGIBILITY AND PARTICIPATION.		16
5.1	Eligibility to Receive Awards	16
5.2	Participation in the Plan	16
ARTICLE 6. STOCK OPTIONS		16
6.1	Grant of Options	16
6.2	Option Price	16
6.3	Minimum Vesting Period	16
6.4	Term of Option	16
6.5	Exercise of Option	17
6.6	Payment of Option Price	17
6.7	Special Rules Regarding ISOs	17
ARTICLE 7. STOCK APPRECIATION RIGHTS		19
7.1	Grant of SARs	19
7.2	Grant Price	19
7.3	Term of SAR	19
7.4	Minimum Vesting Period	19
7.5	Exercise of SAR	19
7.6	Notice of Exercise	19
7.7	Settlement of SARs	20
Article 8. Restricted Stock		20
8.1	Grant of Restricted Stock	20
8.2	Nature of Restrictions	20
8.3	Minimum Vesting Period	20
8.4	Issuance of Shares	21
8.5	Certificate Legend	21
8.6	Voting Rights	21
ARTICLE 9. RESTRICTED STOCK UNITS		21
9.1	Grant of Restricted Stock Units	21
9.2	Nature of Restrictions	21
9.3	Minimum Vesting Period	22
9.4	Voting Rights	22
9.5	Settlement and Payment Restricted Stock Units	22
ARTICLE 10. PERFORMANCE SHARES		22
10.1	Grant of Performance Shares	22
10.2	Value of Performance Shares	22
10.3	Earning of Performance Shares	22
10.4	Minimum Service Period	22
10.5	Form and Timing of Payment of Performance Shares	22
ARTICLE 11. PERFORMANCE UNITS		23
11.1	Grant of Performance Units	23
11.2	Value of Performance Units	23
11.3	Earning of Performance Units	23
11.4	Minimum Service Period	23
11.5	Form and Timing of Payment of Performance Units	23
ARTICLE 12. OTHER STOCK-BASED AWARDS AND CASH-BASED AWARDS		23
12.1	Grant of Other Stock-Based Awards and Cash-Based Awards.	23
12.2	Value of Other Stock-Based Awards and Cash-Based Awards.	24
12.3	Payment of Other Stock-Based Awards and Cash-Based Awards	24
ARTICLE 13. TRANSFERABILITY OF AWARDS AND SHARES		24
13.1	Transferability of Awards	24
13.2	Transferability of NQSOs	24
13.3	Committee Action	25
13.4	Restrictions on Share Transferability	25
ARTICLE 14. PERFORMANCE-BASED COMPENSATION AND COMPLIANCE WITH CODE SECTION 162(M)		25
14.1	Compliance with Code Section 162(m)	25
14.2	Performance Measures	26
14.3	Evaluation of Performance	29
14.4	Adjustment of Performance-Based Compensation	29
14.5	Committee Discretion	29
ARTICLE 15. TERMINATION OF EMPLOYMENT		29
ARTICLE 16. NONEMPLOYEE DIRECTOR AWARDS		30
16.1	Awards to Nonemployee Directors	30
16.2	Awards in Lieu of Fees	30
ARTICLE 17. EFFECT OF A CHANGE IN CONTROL		30
ARTICLE 18. DIVIDEND EQUIVALENTS		30
ARTICLE 19. Beneficiary Designation		31
ARTICLE 20. RIGHTS OF PARTICIPANTS		31
20.1	Employment	31
20.2	Receive Awards	31
20.3	Rights as a Shareholder	31
ARTICLE 21. AMENDMENT AND TERMINATION		31
21.1	Amendment and Termination of the Plan and Awards.	31
21.2	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events	32
21.3	Amendment to Conform to Law	32
ARTICLE 22. TAX WITHHOLDING		32
22.1	Minimum Tax Withholding	32
22.2	Share Withholding	33
ARTICLE 23. GENERAL PROVISIONS		33
23.1	Forfeiture Events.	33
23.2	Legend	34
23.3	Gender and Number	34
23.4	Severability	34
23.5	Requirements of Law	34
23.6	Delivery of Title	34
23.7	Inability to Obtain Authority	34
23.8	Investment Representations	34
23.9	Employees Based Outside of the United States	34
23.10	Uncertificated Shares	35
23.11	Unfunded Plan	35
23.12	No Fractional Shares	35
23.13	Retirement and Welfare Plans	35
23.14	Deferred Compensation	36
23.15	Nonexclusivity of this Plan	37
23.16	No Constraint on Corporate Action	37
23.17	Governing Law	37
23.18	Delivery and Execution of Electronic Documents	37
23.19	No Representations or Warranties Regarding Tax Effect	37
23.20	Indemnification	38
23.21	Securities Requirements	38
23.22	Rule 16b-3 Securities Law Compliance for Insiders	38
23.23	Pre-Clearance Agreement with Brokers	38
23.24	Successors to Company	38

Callon Petroleum Company
2011 Omnibus Incentive Plan

Article 1.  Establishment, Purpose and Duration

1.1           Establishment

.  Callon Petroleum Company, a Delaware corporation, establishes an incentive compensation plan to be known as Callon Petroleum Company 2011 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.  This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.  This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3.

The Plan provides for payment of various forms of compensation.  It is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

1.2           Purpose of this Plan

.  The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees as well as Non-Employee Directors, and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of the management team and the Board of Directors of the Company upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.

1.3           Duration of this Plan

.  The Plan will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 21, until all Shares subject to the Plan have been purchased or acquired according to its provisions.  However, in no event may an Incentive Stock Option be granted under the Plan after the expiration of ten (10) years from the earlier of (a) the adoption of this Plan by the Board or (b) the Effective Date, to the extent required by Code Section 422(b)(2).

After this Plan is terminated, no Awards may be granted but any Award previously granted shall remain outstanding in accordance with the applicable terms and conditions of the Plan and the Award Agreement.

Article 2.  Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1           “Affiliate”

 has the meaning ascribed to such term in Rule 12b-2 of the General rules and Regulations of the Exchange Act; provided, however, that for all purposes under the Plan the term Affiliate shall solely refer to an Affiliate that has adopted this Plan with the written approval of the Committee.

Exhibit A - Page 1

2.2           “Annual Award Limit”

 has the meaning set forth in Section 4.4.

2.3           “Authorized Officer”

 means the Chairman of the Board, the CEO or any other senior officer of the Company to whom the Committee has delegated the authority to execute any Award Agreement for and on behalf of the Company.  No officer or director shall be an Authorized Officer with respect to any Award Agreement for himself.

2.4           “Award”

 means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.5           “Award Agreement”

 means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.  The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.  The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan.  The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

Each Participant to whom an Award is granted shall be required to enter into an Award Agreement with the Company, in such a form as is provided by the Committee.  The Award shall contain specific terms as determined by the Committee, in its discretion, with respect to the Participant’s particular Award.  Such terms need not be uniform among all Participants or any similarly situated Participants.  The Award Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Participant’s Award, as well as, for example, provisions to the effect that the Participant (a) shall not disclose any confidential information acquired during Employment with the Company, (b) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (c) shall not interfere with the employment or other service of any employee, (d) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (e) shall forfeit an Award if terminated for Cause, (f) shall not be permitted to make an election under Code Section 83(b) when applicable, and (g) shall be subject to any other agreement between the Participant and the Company regarding Shares that may be acquired under an Award including, without limitation, an agreement restricting the transferability of Shares by Participant.  An Award Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to the individual Participant.

Exhibit A - Page 2

2.6           “Beneficial Owner” or “Beneficial Ownership”

 shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.7           “Board” or “Board of Directors”

 means the then-current Board of Directors of the Company.

2.8           “Cash-Based Award”

 means an Award, denominated in cash, granted to a Participant as described in Article 12.

2.9           “Cause”

 means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, any one of the following:

(a)           the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony or entering the plea of nolo contendere to such crime by the Participant;

(b)           the commission by the Participant of a material act of fraud upon the Company, any Subsidiary or Affiliate;

(c)           the material misappropriation by the Participant of any funds or other property of the Company, any Subsidiary or Affiliate;

(d)           the knowing engagement by the Participant without the written approval of the Board, in any material activity which directly competes with the business of the Company, any Subsidiary or Affiliate, or which would directly result in a material injury to the business or reputation of the Company or any Subsidiary or Affiliate; or

(e)           with respect to any Participant who is an Employee (1) a material breach by Employee during his Employment of any of the restrictive covenants set out in his employment agreement with the Company or any Subsidiary or Affiliate, if applicable, or (2) the willful, material and repeated nonperformance of Employee’s duties to the Company or any Subsidiary or Affiliate (other than by reason of Employee’s illness or incapacity), but Cause shall not exist under clause (e)(1) or (e)(2), as applicable, until after written notice from the Board has been given to Employee of such material breach or nonperformance (which notice specifically identifies the manner and sets forth specific facts, circumstances and examples in which the Board believes that Employee has breached the agreement or not substantially performed his duties) and Employee has failed to cure such alleged breach or nonperformance within the time period set by the Board, but in no event less than thirty (30) business days after his receipt of such notice; and, for purposes of this clause (e), no act or failure to act on Employee’s part shall be deemed “willful” unless it is done or omitted by Employee not in good faith and without his reasonable belief that such action or omission was in the best interest of the Company

Exhibit A - Page 3

(assuming disclosure of the pertinent facts, any action or omission by Employee after consultation with, and in accordance with the advice of, legal counsel reasonably acceptable to the Company shall be deemed to have been taken in good faith and to not be willful for purposes of this definition of “Cause”).

2.10           “CEO”

 means the then-current Chief Executive Officer of the Company.

2.11           “Change in Control”

 means the occurrence of an event that constitutes a change in the Company’s ownership, its effective control, or the ownership of a substantial portion of its assets, as follows:

(a)           Change in Ownership.  A change in ownership of the Company occurs on the date that any Person, other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding stock pursuant to an offering of such stock, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s stock, acquires ownership of the Company’s stock that, together with stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Company’s stock.  However, if any Person is considered to own already more than fifty percent (50%) of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same Person is not considered to be a Change of Control.  In addition, if any Person has effective control of the Company through ownership of thirty percent (30%) or more of the total voting power of the Company’s stock, as discussed in paragraph (b) below, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this paragraph (a); or

(b)           Change in Effective Control.  Even though the Company may not have undergone a change in ownership under paragraph (a) above, a change in the effective control of the Company occurs on either of the following dates:

(1)           the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the Company’s stock possessing thirty percent (30%) or more of the total voting power of the Company’s stock.  However, if any Person owns thirty percent (30%) or more of the total voting power of the Company’s stock, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (b)(1); or

(2)           the date during any 12-month period when a majority of members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result

Exhibit A - Page 4

of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)           Change in Ownership of Substantial Portion of Assets.  A change in the ownership of a substantial portion of the Company’s assets occurs on the date that a Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Company that have a total gross fair market value equal to at least forty percent (40%) of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions.  However, there is no Change in Control when there is such a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer, through a transfer to (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (2) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (3) a Person that owns directly or indirectly, at least fifty percent (50%) of the total value or voting power of the Company’s outstanding stock; or (4) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of the Company’s outstanding stock.

2.12           “Code”

 means the U.S. Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.13           “Commission”

 means the Securities and Exchange Commission.

2.14           “Committee”

 means the Compensation Committee of the Board (or a subcommittee thereof) or any other committee designated by the Board to administer this Plan.  The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.  If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.  The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Commission under the Exchange Act, or such rule or any successor rule thereto which is in effect from time to time, Code Section 162(m) and any applicable listing or governance requirements of any securities exchange on which the Shares are listed.

While the Company is a Publicly Held Corporation, the Plan shall be administered by the Committee consisting of not less than two directors who fulfill the “nonemployee director” requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirements of Code Section 162(m).  The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee.

Notwithstanding the preceding paragraph of this Section 2.14, the term “Committee” as used in the Plan with respect to any Award for a Nonemployee Director shall refer to the entire Board.  In the case of an Award for a Nonemployee Director, the Board shall have all the powers and responsibilities of the Committee hereunder as to such Award, and any actions as to such Award may be acted upon only by the Board (unless it otherwise designates in its discretion).  When the Board exercises its authority to act in the capacity as the Committee hereunder with respect to an Award for a Nonemployee Director, it shall so designate with respect to any action that it undertakes in its capacity as the Committee.

Exhibit A - Page 5

2.15           “Common Stock”

 means the common stock of the Company, $0.01 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

2.16           “Company”

 means Callon Petroleum Company, and any successor thereto as provided in the Plan.

2.17           “Covered Employee”

 means a named executive officer who is one of the group of covered employees, as defined in Code Section 162(m) and Treasury Regulation Section 1.162-27(c) (or its successor), during any period that the Company is a Publicly Held Corporation.  Any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (a) 90 days after the beginning of the Performance Period, or (b) 25% of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.18            “Date of Termination”

 means the first day occurring on or after the Grant Date on which the Participant is no longer an Employee of the Company or any Affiliate or Subsidiary, or a Nonemployee Director, regardless of the reason for termination of Employment.

2.19           “Director”

 means any individual who is a member of the Board of Directors of the Company.

2.20           “Disability”

 means that the Participant, because of ill health, physical or mental disability or any other reason beyond his control, is unable to perform his Employment duties for a period of six (6) continuous months, as determined in good faith by the Committee.  With respect to any Incentive Stock Option, however, “Disability” means permanent and total disability as defined in Code Section 22(e)(3).  A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request.  Notwithstanding the foregoing provisions of this paragraph, in the event any Award is considered to be “deferred compensation” that is subject to Code Section 409A, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Code Section 409A, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Code Section 409A and the regulations or other guidance issued thereunder.

2.21           “Dividend Equivalent”

 means a credit, made at the discretion of the Committee or as provided for under an Award Agreement, to the account of a Participant in an amount equal to the dividends paid on one Share for each Share represented by an Award held by such Participant.

Exhibit A - Page 6

      2.22           “Effective Date”

has the meaning set forth in Section 1.1.

2.23           “Employee”

 means any individual performing services for the Company, an Affiliate or a Subsidiary and designated as an employee of the Company, the Affiliate or the Subsidiary, as applicable, on its payroll records.  An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company, Affiliate or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company, Affiliate or Subsidiary during such period.  An individual shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any Affiliates or any Subsidiaries.  For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.  Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient for a Nonemployee Director to be an Employee.

2.24           “Employment”

 means that the individual is employed as an Employee, or engaged as a Nonemployee Director or as an individual who is a Third-Party Service Provider, by the Company or any Parent or Subsidiary.  In this regard, neither the transfer of a Participant from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Participant from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Participant.  Moreover, the Employment of a Participant shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, or health, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or written agreement.  The term “Employment” for purposes of the Plan shall also include (a) current membership on the Board by a Nonemployee Director or (b) a currently effective agreement for services with an individual who is a Third-Party Service Provider.

All determinations hereunder regarding Employment, and termination of Employment, shall be made by the Committee in its discretion.

2.25           “Exchange Act”

 means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.26           “Extraordinary Items”

 means (a) extraordinary, unusual and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; or (d) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report.

Exhibit A - Page 7

        2.27           “Fair Market Value” or “FMV”

 unless otherwise specified in an Award Agreement, Fair Market Value means the closing price of a Share on the New York Stock Exchange or other principal securities exchange on the date as of which Fair Market Value is to be determined.  If the securities markets are closed and no such sales were made on such date, the closing price of a Share on the immediately preceding business day shall apply. With respect to any Awards subject to Code Section 409A, such Fair Market Value shall be determined by the Committee consistent with the requirements of Section 409A in order to satisfy the exception under Section 409A for stock rights

If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion.  In this respect, the Committee may rely on such financial data, appraisals, valuations, experts, and other sources as, in its sole and absolute discretion, it deems advisable under the circumstances.  With respect to any Awards subject to Code Section 409A, such Fair Market Value shall be determined by the Committee consistent with the requirements of Section 409A in order to satisfy the exception under Section 409A for stock rights.

2.28           “Grant Date”

 means the date an Award is granted to a Participant pursuant to the Plan.

2.29           “Grant Price”

 means the price established at the time of grant of an SAR.

2.30           “Immediate Family”

 means with respect to a Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

2.31           “Incentive Stock Option” or “ISO”

 means an Award that is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422 or any successor provision.

2.32           “Insider”

 means an individual who is, on the relevant date, an officer (as defined in Rule 16a-1(f) (or any successor provision) promulgated by the Commission under the Exchange Act) or a Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

2.33           “Nonemployee Director”

 means a Director who is not an Employee.

2.34           “Nonqualified Stock Option” or “NQSO”

 means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.35           “Option”

 means an Award granted to a Participant which is either an Incentive Stock Option or a Nonqualified Stock Option.

Exhibit A - Page 8

        2.36           “Option Price”

 means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.37           “Other Stock-Based Award”

 means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.

2.38           “Parent”

 means any corporation (whether now or hereafter existing) which constitutes a “parent” of the Company, as defined in Code Section 424(e).

2.39           “Participant”

 means any eligible individual who is an Employee, Nonemployee Director or Third Party Service Provider to whom an Award is granted.

2.40           “Performance-Based Compensation”

 means compensation under an Award that is intended to satisfy the requirements of the Performance-Based Exception for certain performance-based compensation paid to Covered Employees.  Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for the Performance-Based Exception does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.41           “Performance-Based Exception”

 means the performance-based exception from the tax deductibility limitations of Code Section 162(m) that apply to Covered Employees, as prescribed in Code Section 162(m) and Treasury Regulation Section 1.162-27(e) (or its successor), which is applicable during such period that the Company is a Publicly Held Corporation.

2.42           “Performance Measures”

 means the business criteria that are specified by the Committee pursuant to Section 14.2 for an Award that is intended to qualify for the Performance-Based Exception; the satisfaction of such business criteria during the Performance Period being required for the grant and/or vesting of the Award to occur, as specified in the applicable Award Agreement.

2.43           “Performance Period”

 means the period of time during which pre-established Performance Measures must be met in order to determine the degree of payout and/or vesting with respect to any Award that is intended to qualify for the Performance-Based Exception.

2.44           “Performance Share”

 means an Award granted pursuant to Article 10.

2.45           “Performance Unit”

 means an Award granted pursuant to Article 11.

2.46           “Period of Restriction”

 means the time period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and specified in the Award Agreement.

2.47           “Person”

 shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

Exhibit A - Page 9

        2.48           “Plan”

 means Callon Petroleum Company 2011 Omnibus Incentive Plan, as the same may be amended from time to time.

2.49           “Prior Plan”

 means each of the Callon Petroleum Company 1994 Stock Incentive Plan, the Callon Petroleum Company 1996 Stock Incentive Plan, the Callon Petroleum Company 2002 Stock Incentive Plan, the Callon Petroleum Company 2006 Stock Incentive Plan, and the Callon Petroleum Company 2009 Stock Incentive Plan.  On and after the Effective Date, no new awards shall be granted under any Prior Plan.  All Shares under a Prior Plan that are not reserved for outstanding award grants under a Prior Plan that were made prior to the Effective Date shall be available for Awards under this Plan, subject to further adjustment under Article 4.  However, outstanding awards that were granted under a Prior Plan before the Effective Date, including any related award agreements, shall not be affected by the adoption of this Plan.

2.50           “Publicly Held Corporation”

 means a corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

2.51           “Restricted Stock”

 means an Award granted pursuant to Article 8.

2.52           “Restricted Stock Unit”

 means an Award granted pursuant to Article 9.

2.53           “Restriction Period”

 means the period of time determined by the Committee and set forth in the Award Agreement during which the transfer of Restricted Stock by the Participant is restricted.

2.54           “Share”

 means a share of Common Stock of the Company.

2.55           “Share Pool

 means the number of Shares authorized for issuance under Section 4.1, as adjusted for (a) Awards and payouts under Section 4.2 and (b) changes and adjustments as described in Section 4.5.

2.56           “Stock Appreciation Right” or “SAR”

 means an Award granted pursuant to Article 7.

2.57           “Subsidiary”

 means any corporation, partnership or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise, except that, with respect to the issuance of Incentive Stock Options, the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Code Section 424(f) to the extent required by Code Section 422.

2.58           “Third-Party Service Provider”

 means any consultant, agent, advisor or independent contractor who renders services to the Company, a Subsidiary or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) is not an Employee or a Nonemployee Director.

Exhibit A - Page 10

Article 3.  Administration

3.1           General

.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan.  The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, any Affiliate or Subsidiary, and all other interested individuals.

3.2           Authority of the Committee

.  Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)           To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;

(b)           To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration.  The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)           To approve forms of Award Agreements for use under the Plan;

(d)           To determine Fair Market Value of a Share;

(e)           To amend the Plan or any Award Agreement as provided in the Plan;

(f)           To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than, and outside of, the United States.  Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;

(g)           To authorize any Authorized Officer to execute on behalf of the Company any Award Agreement or other instrument that is required to effectuate the grant of an Award;

(h)           To determine whether Awards will be settled in Shares, cash or in any combination thereof;

Exhibit A - Page 11

        (i)           To determine whether Awards will provide for Dividend Equivalents;

(j)           To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(k)           To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards, subject to any applicable shareholder approval requirements;

(l)           To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, (i) restrictions under an insider trading policy and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(m)           To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the Fair Market Value of Shares.

3.3           Delegation

.  The Committee may delegate to (a) one or more of its members, (b) to one or more officers of the Company or any Subsidiary or Affiliate or (c) one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.  To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards, and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

While the Company is a Publicly Held Corporation, the Committee may not delegate to any person the authority to take any action that would contravene the requirements of Rule 16b-3 under the Exchange Act, the Performance-Based Exception under Code Section 162(m), or the Sarbanes-Oxley Act of 2002.

3.4           Meetings

.  The Committee shall designate a chairman from among its members who shall preside at its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan.  Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings.  The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members.  The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

Exhibit A - Page 12

3.5           Decisions Binding

.  All determinations and decisions of the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.  The Committee’s decisions and determinations with respect to any Award need not be uniform and may be made selectively among Awards and Participants, whether or not such Awards are similar or such Participants are similarly situated.

3.6           Modification of Outstanding Awards

.  Subject to any shareholder approval requirements if applicable, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provisions of an Award, or otherwise amend or modify an Award in any manner that  (a) is not adverse to the Participant to whom such Award was granted, (b) is consented to by such Participant, (c) does not cause the Award to provide for the deferral of compensation in a manner that does not comply with Code Section 409A or is not exempt under Section 409A (unless otherwise determined by the Committee), or (d) does not contravene the requirements of the Performance-Based Exception under Code Section 162(m).  With respect to an Award that is an ISO, no adjustment thereto shall be made to the extent constituting a “modification” within the meaning of Code Section 424(h)(3) unless otherwise agreed to by the Participant in writing.  Notwithstanding the foregoing provisions of this Section, no amendment or modification of an Award shall be made to the extent such modification results in any Stock Option with an exercise price less than 100% of the Fair Market Value per Share on the date of grant (110% for Participants holding ISOs who are 10% or greater shareholders as required under Code Section 422).

3.7           Expenses of Committee

.  The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan.  The Committee may rely upon any opinion or computation received from any such counsel or agent.  All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

3.8           Surrender of Previous Awards

.  The Committee may, in its discretion, grant Awards to Participants on the condition that such Participants surrender to the Committee for cancellation such other Awards (including, without limitation, Awards with higher exercise prices) as the Committee directs.  Awards granted on the condition precedent of surrender of outstanding Awards shall not count against the Share Pool limit set forth in Article 4 until such time as such previous Awards are surrendered and cancelled.  No surrender of Awards shall be made under this Section 3.8 if such surrender causes any Award to provide for the deferral of compensation in a manner that is subject to taxation under Code Section 409A unless otherwise determined by the Committee in its discretion.

Exhibit A - Page 13

Article 4.  Shares Subject to this Plan and Maximum Awards

4.1           Number of Shares Authorized and Available for Awards

.  Subject to adjustment as provided under the Plan, the total number of Shares constituting the Share Pool which is available for Awards under the Plan shall be equal to the sum of (a) Two Million Three Hundred Thousand (2,300,000) Shares, (b) any and all Shares that are available for awards under the Prior Plans as of the Effective Date that are not reserved for outstanding awards that were granted under the Prior Plans before the Effective Date, and (c) any and all Shares that may become available for awards under the Prior Plans on or after the Effective Date that were reserved for outstanding awards that were granted under the Prior Plans before the Effective Date, as provided in Section 4.2(b).

Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the available Shares may be allocated to Incentive Stock Options.

For purposes of counting Shares against the ISO maximum number of reserved Shares, the net number of Shares issued pursuant to the exercise of an ISO shall be counted.  The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Share Pool limit as it deems appropriate.

4.2           Calculation of Share Usage for Share Pool

.  The Committee shall determine the number of Shares constituting the Share Pool that is available for grants of Awards under the Plan, subject to the following:

(a)           Any Shares related to an Award granted under the Plan that (1) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, (2) are settled in cash in lieu of Shares, or (3) are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall again be available immediately for grants under this Plan.  Any Shares (i) withheld, surrendered or tendered in payment of the Option Price of an Award, (ii) tendered or withheld in order to satisfy tax withholding obligations associated with the exercise of an Option or settlement of an Award, or (iii) that were subject to a Share-settled SAR and were not issued upon the exercise of such SAR, shall again become available for grants under this Plan.

(b)           Any Shares related to an Award previously granted under any Prior Plan prior to the Effective Date that, on or after the Effective Date, (1) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or (2) are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall again be available for grants under this Plan.  Any Shares (i) withheld, surrendered or tendered in payment of the Option Price of an Award granted under any Prior Plan, (ii) tendered or withheld in order to satisfy tax withholding obligations associated with the exercise of an Option or settlement of an Award granted under any Prior Plan, or (iii) that were subject to a Share-settled SAR granted under any Prior Plan and were not issued upon the exercise of such SAR, shall become available for grants under this Plan and not under the Prior Plan.

        (c)           The Shares usage rules above shall be construed and administered so as to comply with the Performance-Based Exception.

Exhibit A - Page 14

4.3           Common Stock Available

.  The Common Stock in the Share Pool that is available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) authorized but unissued shares, or (c) Shares to be purchased or acquired by the Company.  Shares issued under the Plan shall be in whole shares; no fractional shares shall be issued under the Plan.  In the event of a fractional Share of .50 or higher, the fraction will be rounded up to the next nearest whole Share and, in the case of a fraction less than .50, the fraction will be rounded down to the next nearest whole Share.

4.4           Annual Award Limits

.  Subject to Sections 4.5, the maximum number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be One Million (1,000,000) Shares, and the maximum number of Shares that may be paid to any Participant in any calendar year in the form of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock Based Awards, in each case that are Performance-Based Compensation, shall be One Million (1,000,000) Shares, as determined as of the date of payout.  The maximum aggregate amount that may be paid under an Award of Performance Units, Cash-Based Awards or any other Award that is payable in cash, in each case that are Performance-Based Compensation, shall be $10 million, as determined as of the date of payout.  These limitations shall be construed and administered so as to comply with the Performance-Based Exception.

4.5           Adjustments in Authorized Shares

.  Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award, and adjustments in Annual Award Limits, shall be subject to the following provisions:

(a)           In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction (“Corporate Transactions”), the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, (1) the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, (2) the number and kind of Shares subject to outstanding Awards, (3) the Option Price or Grant Price applicable to outstanding Awards, and (4) the Annual Award Limits and other value determinations applicable to outstanding Awards.  The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)           The Committee, in its discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such Corporate

Transactions and to modify any other terms of outstanding Awards, including modifications of Performance Measures and changes in the length of Performance Periods to the extent necessary and permitted to comply with the requirements of the Performance-Based Exception, if applicable.

(c)           The determinations of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Exhibit A - Page 15

Article 5.  Eligibility and Participation.

5.1           Eligibility to Receive Awards

.  Individuals eligible to participate in this Plan include all Employees, Directors, and Third-Party Service Providers.

5.2           Participation in the Plan

.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its discretion, the nature of any and all terms permissible by law and the amount of each Award.  All Awards  hereunder shall be evidenced by an Award Agreement.

Article 6.  Stock Options

6.1           Grant of Options

.  Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its discretion.  Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

6.2           Option Price

.  The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.5.

6.3           Minimum Vesting Period

.  Each Option shall vest over a three-year service period or such longer period as determined by the Committee in its discretion and as set forth in the applicable Award Agreement.  An Option may vest at any rate over the minimum three-year service period including, but not limited to, ratably and cliff (i.e., no vesting until the completion of three-years of service) as determined by the Committee in its sole discretion.

6.4           Term of Option

.  The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.  Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

Exhibit A - Page 16

6.5           Exercise of Option

.  An Option shall be exercisable at such times, and be subject to such restrictions and conditions, as the Committee shall set forth in the Award Agreement.

6.6           Payment of Option Price

.  An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.  A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price.  The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods as determined by the Committee, in its discretion:

(a)           In cash or its equivalent;

(b)           By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(c)           By a cashless broker-assisted exercise;

(d)           By any combination of (a), (b) and (c); or

(e)           Any other method approved or accepted by the Committee in its discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.7           Special Rules Regarding ISOs

.  Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO can only be granted to a Participant who is an Eligible Employee.  All ISOs shall be subject to the following rules:

(a)           Special ISO definitions:

(i)           “Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii)           “ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii)           A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

Exhibit A - Page 17

(b)           Eligible Employees.  An ISO may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary.

(c)           Specified as an ISO.  An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d)           Option price.  The Option Price of an ISO granted shall be determined by the Committee, in its discretion, and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, the Option Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.5.

(e)           Right to exercise.  Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.

(f)           Exercise period.  The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% owner) from the date on which the ISO was granted.

(g)           Termination of employment.  In the event a Participant terminates Employment due to death or Disability, the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability; as applicable, provided, however, that such period may not exceed one year from the date of such termination of Employment or if shorter, the remaining term of the ISO.  In the event a Participant terminates Employment for reasons other than death or Disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of Employment; provided, however, that such period may not exceed three months from the date of such termination of Employment or if shorter, the remaining term of the ISO.

(h)           Dollar limitation.  To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and any Affiliate and Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.  For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option is granted.

Exhibit A - Page 18

(i)           Duration of ISO Grants.  No ISO may be granted more than ten (10) years after the earlier of (a) the adoption of this Plan by the Board and (b) the Effective Date.

(j)           Notification of disqualifying disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof.  The Company shall use such information to determine whether a “disqualifying disposition”, as described in Code Section 421(b), has occurred.

(k)           Transferability.  No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.

Article 7.  Stock Appreciation Rights

7.1           Grant of SARs

.  SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.  Each grant of an SAR shall be evidenced by an Award Agreement.

7.2           Grant Price

.  The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.5.

7.3           Term of SAR

.  The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.  Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4           Minimum Vesting Period

.  Each SAR shall vest over a three-year service period or such longer period as determined by the Committee, in its discretion, and as set forth in the applicable Award Agreement.  An SAR may vest at any rate over the minimum three-year service period including, but not limited to, ratably and cliff (i.e., no vesting until the completion of three years of service), as determined by the Committee in its discretion.

7.5           Exercise of SAR

.  An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve.

7.6           Notice of Exercise

.  An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

Exhibit A - Page 19

7.7           Settlement of SARs

.  Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.6, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b), below:

(a)           The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b)           The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares, or a combination thereof, as provided for under the applicable Award Agreement.

Article 8.  Restricted Stock

8.1           Grant of Restricted Stock

.  Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its discretion.  Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2           Nature of Restrictions

.  Each grant of Restricted Stock shall subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee, in its discretion, and set forth in an applicable Award Agreement.  Such conditions or restrictions may include, without limitation, one or more of the following:

(a)           A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;

(b)           Restrictions based upon the achievement of specific performance goals;

(c)           Time-based restrictions on vesting following the attainment of the performance goals;

(d)           Time-based restrictions; or

(e)           Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.

8.3           Minimum Vesting Period

.  Each grant of Restricted Stock shall vest over a three-year service period or such longer period as determined by the Committee in its discretion and as set forth in the applicable Award Agreement.  A grant of Restricted Stock may vest at any rate over the minimum three-year service period including, but not limited to, ratably and cliff (i.e., no vesting until the completion of three years of service), as determined by the Committee in its discretion.

Exhibit A - Page 20

        8.4           Issuance of Shares

.  To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse.  Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations).

8.5           Certificate Legend

.  In addition to any legends placed on certificates pursuant to Section 8.2, each certificate representing Shares of Restricted Stock may bear a legend such as the following or as otherwise determined by the Committee in its discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Callon Petroleum Company 2011 Omnibus Incentive Plan, and in the associated Award Agreement.  A copy of this Plan and such Award Agreement may be obtained from Callon Petroleum Company.

8.6           Voting Rights

.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, a Participant holding Shares of Restricted Stock may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

Article 9.  Restricted Stock Units

9.1           Grant of Restricted Stock Units

.  Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its discretion.  A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Restriction Period.  Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2           Nature of Restrictions

.  Each grant of Restricted Stock Units shall be subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee, in its discretion, and set forth in an applicable Award Agreement.  Such conditions or restrictions may include, without limitation, one or more of the following:

(a)           A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;

(b)           Restrictions based upon the achievement of specific performance goals;

(c)           Time-based restrictions on vesting following the attainment of the performance goals;

(d)           Time-based restrictions; and/or

(e)           Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.

Exhibit A - Page 21

9.3           Minimum Vesting Period

.  Each grant of Restricted Stock Units shall vest over a three-year service period or such longer period, as determined by the Committee in its discretion, and as set forth in the applicable Award Agreement.  A grant of Restricted Stock Units may vest at any rate over the minimum three-year service period including, but not limited to, ratably and cliff (i.e., no vesting until the completion of three years of service), as determined by the Committee in its discretion.

9.4           Voting Rights

.  A Participant shall have no voting rights with respect to any Restricted Stock Units or to the Shares corresponding to any such Restricted Stock Units.

9.5           Settlement and Payment Restricted Stock Units

.  Unless otherwise elected by the Participant or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date that such Restricted Stock Units become vested.  Such settlement may be made in Shares, cash or a combination thereof, as specified in the Award Agreement.

Article 10.  Performance Shares

10.1           Grant of Performance Shares

.  Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time, as shall be determined by the Committee in its discretion.  Each grant of Performance Shares shall be evidenced by an Award Agreement.

10.2           Value of Performance Shares

.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.  The Committee shall set Performance Measures, in its discretion, which, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3           Earning of Performance Shares

.  After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding Performance Measures have been achieved.  This certification shall be made solely by the Committee.

10.4           Minimum Service Period

.  Each Performance Share shall be subject to a one-year service period, or such longer period as determined by the Committee in its discretion, and as set forth in the Award Agreement, in addition to the Performance Measures applicable to the Performance Share.

10.5           Form and Timing of Payment of Performance Shares

.  The Committee shall pay at the close of the applicable Performance Period, or within one hundred-twenty (120) days thereafter, any earned Performance Shares in the form of cash or in Shares, or in a combination thereof, as specified in the Participant’s Award Agreement.

Exhibit A - Page 22

Article 11.  Performance Units

11.1           Grant of Performance Units

.  Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee in its discretion.  Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2           Value of Performance Units

.  Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its discretion.  The Committee shall set Performance Measures in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3           Earning of Performance Units

.  After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding Performance Measures have been achieved.  This certification shall be made solely by the Committee.

11.4           Minimum Service Period

.  Each Performance Unit shall be subject to a one-year service period or such longer period as determined by the Committee, in its discretion, and as set forth in the Award Agreement, in addition to the Performance Measures applicable to the Performance Unit.

11.5           Form and Timing of Payment of Performance Units

.  The Committee shall pay at the close of the applicable Performance Period, or within one hundred twenty (120) days thereafter, any earned Performance Units in the form of cash or in Shares, or in a combination thereof, as specified in a Participant’s Award Agreement.

Article 12.  Other Stock-Based Awards and Cash-Based Awards

12.1           Grant of Other Stock-Based Awards and Cash-Based Awards.

(a)           The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan, including the grant or offer for sale of unrestricted Shares, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.  Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b)           The Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine in its discretion.

(c)           Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement.

Exhibit A - Page 23

12.2           Value of Other Stock-Based Awards and Cash-Based Awards.

(a)           Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee in its discretion.

(b)           Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its discretion.  If the Committee exercises its discretion to establish Performance Measures, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such Performance Measures are met during the Performance Period.

12.3           Payment of Other Stock-Based Awards and Cash-Based Awards

.  Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both, as determined by the Committee in its discretion.

Article 13.  Transferability of Awards and Shares

13.1           Transferability of Awards

.  Except as provided in Sections 13.2 and 13.3, during a Participant’s lifetime, Options shall be exercisable only by the Participant.  Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 13.1 shall be null and void.  The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

13.2           Transferability of NQSOs

.  Awards granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined under Code Section 414(p)); provided, however, only with respect to Awards consisting of Nonqualified Stock Options, the Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options to be granted on terms which permit transfer by the Participant to (i) the members of the Participant’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of Immediate Family members, (iii) a partnership in which such Immediate Family members are the only partners, or (iv) any other entity owned solely by Immediate Family members; provided that (A) there may be no consideration for any such transfer, (B) the Award Agreement pursuant to which such Nonqualified Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 13.2, (C) subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except in accordance with clauses (a) and (b) (above) of this sentence, and (D) there may be no transfer of any Award in a listed transaction as described in IRS Notice 2003-47.  Following any permitted transfer, the Nonqualified Stock Option shall continue to be subject to the same terms and

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conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the transferee.  The events of termination of employment, as set out in the Plan and the Award Agreement, shall continue to be applied with respect to the original Participant, and the Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Award Agreement.

Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Nonqualified Stock Option hereunder, the original Participant shall remain subject to withholding taxes upon exercise.  In addition, the Company and the Committee shall have no obligation to provide any notices to any Participant or transferee thereof, including, for example, notice of the expiration of an Award following the original Participant’s termination of Employment.

The designation by a Participant of a beneficiary of an Award shall not constitute transfer of the Award.  No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Participant’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer.  Any attempted transfer in violation of this Section 13.2 shall be void and ineffective.  All determinations under this Section 13.2 shall be made by the Committee in its discretion.

13.3           Committee Action

.  Except as provided in Section 6.7(k) for ISOs or if prohibited by applicable law or regulation, the Committee may, in its discretion, determine that notwithstanding Section 13.1, any or all Awards shall be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value without shareholder approval.

13.4           Restrictions on Share Transferability

.  The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under (a) applicable federal securities laws, (b) the requirements of any stock exchange or market upon which such Shares are then listed or traded, or (c) any blue sky or state securities laws applicable to such Shares.

Article 14.  Performance-Based Compensation and Compliance with Code Section 162(m)

14.1           Compliance with Code Section 162(m)

.  The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Participant who is or may be a Covered Employee at the time of exercise of such Option or SAR grant qualify for the Performance-Based Exception, and that such Options and SARs shall therefore be considered Performance-Based Compensation and this Plan shall be interpreted and operated consistent with that intention.  The Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (a) the Participant is or may be a Covered Employee with respect to such Award, and (b) the Committee intends that such Award qualify for the Performance-Based Exception.  The Committee shall have the sole authority to specify which Awards are to be granted in compliance

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with the Performance-Based Exception and treated as Performance-Based Compensation.  If any provision of the Plan or an Award Agreement would disqualify the Plan or would not otherwise permit the Plan or Award to comply with the Performance-Based Exception as so intended, such provision shall be construed or deemed to be amended to conform to the requirements of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided, however, no such construction or amendment shall have an adverse effect on the prior grant of an Award or the economic value to a Participant of any outstanding Award.

14.2           Performance Measures

.  As determined by the Committee at the time of grant, Performance-Based Awards may be granted subject to Performance Measures relating to one or more of the following objectives in order to qualify for the Performance-Based Exception.  The performance goals upon which the payment or vesting of an Award to a Covered Employee, which is intended to qualify as Performance-Based Compensation, shall be limited to the following Performance Measures:

(a)           Operating income;

(b)           Book value;

(c)           Profit;

(d)           Profitability ratios, such as combined ratio, loss ratio, and expense ratio;

(e)           Earnings (either in aggregate or on a per-share basis) (including but not limited to, total shareholder return, earnings per share or earnings before or after taxes);

(f)           Net income;

(g)           Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

(h)           Shareholder returns including return on assets, investment, invested capital, and equity (including income applicable to common shareholders or other class of shareholders);

(i)           Return measures (including but not limited to return on assets, equity, or invested capital);

(j)           Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);

(k)           Gross revenues;

(l)           Share price (including growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time);

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(m)           Reduction in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units thereof;

(n)           Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(o)           Market share;

(p)           Annual net income to a Share;

(q)           Earnings per Share;

(r)           Annual cash flow provided by operations;

(s)           Changes in annual revenue;

(t)           Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration or business expansion goals, objectively identified project milestones, volume levels, cost targets, and goals relating to acquisitions or divestitures;

(u)           Operational performance measures;

(v)           Working capital targets;

(w)           Gross, operating, or net-profit margins;

(x)           Profit measures (including, but not limited to, profit growth, net operating profit or economic profit);

(y)           Profit-related return ratios;

(z)           Net sales growth;

(aa)           Productivity ratios;

(bb)           Turnover of assets, capital, or inventory;

(cc)           Expense targets;

(dd)           Margins;

(ee)           Measures of health, safety or environment;

(ff)           Operating efficiency;

(gg)           Customer service or satisfaction;

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(hh)           Credit quality; and

(ii)           Debt ratios (e.g., debt to equity and debt to total capital).

Any Performance Measure may be used to measure the performance of the Company, any Subsidiary or Affiliate as a whole or any business unit of the Company, any Subsidiary or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its discretion, deems appropriate.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 14.

Performance Measures may be stated in absolute terms or relative to comparison companies or indices to be achieved during a Performance Period.  In the Award Agreement, the Committee shall establish one or more Performance Measures for each Award that is intended to qualify for the Performance-Based Exception on its Grant Date.

In establishing the Performance Measures for each applicable Award, the Committee may provide that the effect of specified extraordinary or unusual events will be included or excluded (including, but not limited to, items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to the disposal of a segment of business or a change in accounting principle, each as determined in accordance with the standards under Opinion No. 30 of the Accounting Principles Board (APB Opinion 30) or any successor or other authoritative financial accounting standards, as determined by the Committee).  The terms of the stated Performance Measures for each applicable Award, whether for a Performance Period of one (1) year or multiple years, must preclude the Committee’s discretion to increase the amount payable to any Participant that would otherwise be due upon attainment of the Performance Measures, but may permit the Committee to reduce the amount otherwise payable to the Participant in the Committee’s discretion.

The Performance Measures specified in any Award Agreement need not be applicable to all Awards, and may be particular to an individual Participant’s function or business unit.  The Committee may establish the Performance Measures of the Company (or any Affiliate), as determined and designated by the Committee, in its discretion, in the Award Agreement.

Performance-Based Awards will be granted in the discretion of the Committee and be (a) sufficiently objective so that an independent person or entity having knowledge of the relevant facts could determine the amount payable to Participant, if applicable, and whether the pre-determined Performance Measures have been achieved with respect to the Award, (b) established at a time when the performance outcome is substantially uncertain, (c) established in writing no later than ninety (90) days after the commencement of the Performance Period to which they apply (or no later than the date that 25% of the Performance Period has elapsed in the case of a Performance Period of less than a year), and (d) based on such Performance Measures as provided in this Article 14 and referenced in the Award Agreement.

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        14.3           Evaluation of Performance

.  The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of Performance Measures may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported financial results, (d) any reorganization and restructuring programs, (e) Extraordinary Items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of the Performance-Based Exception.

14.4           Adjustment of Performance-Based Compensation

.  Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward.  The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines, in its discretion.

14.5           Committee Discretion

.  In the event that applicable tax or securities laws change which permits discretion to the Committee to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award to be treated as Performance-Based Compensation without obtaining shareholder approval of such change, the Committee shall have discretion to make such changes without obtaining shareholder approval to the extent permitted by the Performance-Based Exception.  In addition, in the event that the Committee determines that it is advisable to grant Awards that do not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of the Performance-Based Exception and may thus base vesting on Performance Measures other than those set forth in Section 14.2.

Article 15.  Termination of Employment

Each Award Agreement evidencing the grant of an Award shall provide for the following:

(a)           The extent to which a Participant shall vest in or forfeit such Award following the Participant’s Date of Termination.

(b)           With respect to an Award in the form of an Option or SAR, the extent to which a Participant shall have the right to exercise the Option or SAR following the Participant’s Date of Termination.

The foregoing provisions shall be determined in the discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Award Agreements, and may reflect distinctions based on the reasons for termination.

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Article 16.  Nonemployee Director Awards

16.1           Awards to Nonemployee Directors

.  The Board shall determine and approve all Awards to Nonemployee Directors.  The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

16.2           Awards in Lieu of Fees

.  The Board may permit a Nonemployee Director with an opportunity to receive an Award in lieu of payment of all or a portion of future Director fees (including but not limited to cash retainer fees and meeting fees) or other types of Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.

Article 17.  Effect of a Change in Control

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change in Control, unless otherwise expressly provided in the Participant’s applicable Award Agreement:

(a)           Outstanding Options and SARs.  Upon a Change in Control, a Participant’s then-outstanding Options and SARs shall immediately become fully vested (and, to the extent applicable, all performance conditions shall be deemed satisfied) and exercisable over the exercise period set forth in the applicable Award Agreement.

(b)           Awards, other than Options and SARs, Subject to a Service Condition.  Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a Participant to the Company, or any Subsidiary or Affiliate shall become fully vested and shall be settled in cash, Shares or a combination as provided for under the applicable Award Agreement upon the occurrence of such Change in Control.

(c)           Awards, other than Options and SARs, Subject to a Performance Condition.  Upon a Change of Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are subject to one or more performance conditions shall immediately vest, and all performance conditions shall be deemed satisfied as if target performance was achieved, effective upon the occurrence of the Change in Control.  Such Awards shall be settled in cash, Shares or a combination as provided for under the applicable Award Agreement within ninety (90) days from the date of the Change in Control, notwithstanding that the applicable Performance Period, retention period or other restrictions and conditions have not been completed or satisfied.

Article 18.  Dividend Equivalents

The Committee, in its discretion, may grant Dividend Equivalents to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant, with such Dividend Equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee.  Such Dividend Equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula, and at such time and subject to such limitations, as may be determined by the Committee.  Notwithstanding any provision to the contrary, the Committee shall not grant Dividend Equivalents to a Participant based on dividends declared on Shares that are subject to any Options or SARs granted to the Participant.

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Article 19.  Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 20.  Rights of Participants

20.1           Employment

.  Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company, any Subsidiary or Affiliate, to terminate any Participant’s Employment with the Company, any Subsidiary or Affiliate at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his Employment or service as an Employee, Director or Third-Party Service Provider, as applicable, for any specified period of time.  Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary or Affiliate and, accordingly, subject to applicable provisions of this Plan, the Plan and the benefits hereunder may be terminated at any time, in the discretion of the Committee or Board, without giving rise to any liability on the part of the Company, any Subsidiary or Affiliate.

20.2           Receive Awards

.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

20.3           Rights as a Shareholder

.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 21.  Amendment and Termination

21.1           Amendment and Termination of the Plan and Awards.

(a)           Subject to subparagraphs (b) and (c) of this Section 21.1 and Section 21.3, the Board may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b)           Except as provided in Section 4.5, the terms of an outstanding Award may not be amended, without prior shareholder approval, to:

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(i)           reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR;

(ii)           cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR, as applicable; or

(iii)           cancel an outstanding Option that has an Option Price that is less the Fair Market Value of a Share on the date of cancellation or an outstanding SAR that has a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or other Awards.

(c)           Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which the Shares are listed or quoted or by applicable (1) U.S. state corporate laws or regulations, (2) U.S. federal laws or regulations (including, without limitation, the Code and the Exchange Act), and (3) the laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

21.2           Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events

.  Subject to Section 14.4 for Performance-Based Compensation and Section 21.1, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.5) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee, in its discretion, determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.  By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.

21.3           Amendment to Conform to Law

.  Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans or awards of a similar nature, and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any such amendment made pursuant to this Section 21.3 to the Plan and any Award Agreement without further consideration or approval.

Article 22.  Tax Withholding

22.1           Minimum Tax Withholding

.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan or an Award.

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22.2           Share Withholding

.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (individually and collectively referred to as a “Share Payment”), a Participant may elect, subject to the approval of the Committee, to satisfy the minimum statutory withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement.  All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems to be appropriate.

Article 23.  General Provisions

23.1           Forfeiture Events.

(a)           General.  In addition to the forfeiture events specified in subsection 23.1(b) below, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting of an Award.  Such events may include, but shall not be limited to, termination of Employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate or Subsidiary, violation of material Company, Affiliate or Subsidiary policy, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate or Subsidiary.

(b)           For Cause.  A Participant’s termination of Employment for Cause shall result in the forfeiture of the Participant’s outstanding Awards in accordance with the following:

(i)           Any outstanding and nonvested Options, SARs, Restricted Stock, RSUs, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the date immediately preceding the Participant’s Date of Termination; and

(ii)           Any vested and unexercised Options and SARs, vested but not settled RSUs, earned but not settled Performance Shares or Performance Units, and earned and/or vested Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the date immediately preceding the Participant’s Date of Termination.

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23.2           Legend

.  The certificates for Shares may include any legend that the Committee deems to be appropriate to reflect any restrictions on the transfer of such Shares.

23.3           Gender and Number

.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

23.4           Severability

.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.5           Requirements of Law

.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

23.6           Delivery of Title

.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)           Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)           Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

23.7           Inability to Obtain Authority

.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.8           Investment Representations

.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant, in writing, that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

23.9           Employees Based Outside of the United States

.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates and/or its Subsidiaries operate or maintains Employees, Directors or Third-Party Service Providers, the Committee, in its discretion, shall have the power and authority to:

(a)           Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)           Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

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(c)           Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d)           Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.  Any sub-plans and modifications to Plan terms and procedures established under this Section 23.9 by the Committee shall be attached to this Plan document as appendices; and

(e)           Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

23.10           Uncertificated Shares

.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

23.11           Unfunded Plan

.  Participants shall have no right, title or interest whatsoever in or to any investments that the Company, its Subsidiaries or its Affiliates may make to aid it in meeting its obligations under this Plan.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual.  To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

23.12           No Fractional Shares

.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award.  Shares issued under the Plan shall be in whole shares; no fractional shares shall be issued under the Plan.  In the event of a fractional Share of .50 or higher, the fraction will be rounded up to the next nearest whole Share and, in the case of a fraction less than .50, the fraction will be rounded down to the next nearest whole Share.  The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

23.13           Retirement and Welfare Plans

.  Neither Awards made under this Plan, nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or

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Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans, unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

23.14           Deferred Compensation

.  Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under this Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Code Section 409A and, therefore, it is intended that each Award will either be (a) not subject to the requirements applicable to deferred compensation under Code Section 409A or (b) satisfy the requirements for an exception or exemption under Code Section 409A.

(a)           Awards that are not intended to constitute deferred compensation.  With respect to an Award that is not intended to constitute deferred compensation within the meaning of Code Section 409A, (i) to the extent permitted under Code Section 409A, the Company is authorized to amend this Plan or the applicable Award Agreement, or to substitute such Award with another Award of comparable economic value, so that the Award as modified or substituted and/or the Plan as modified, remains exempt from the requirements applicable to deferred compensation under Code Section 409A, (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action shall cause such Award to be treated as deferred compensation that is subject to taxation under Code Section 409A.  The Committee, in its discretion, shall determine to what extent if any, this Plan or applicable Award Agreement shall be required to be so modified or substituted.  Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to, or the consent of, the affected Participants.

(b)           Awards that constitute deferred compensation.  With respect to an Award that constitutes deferred compensation within the meaning of Code Section 409A by form or operation (including, but not limited to, an Award referenced under paragraph (a) above that the Committee determines is a form of deferred compensation subject to Section 409A), (i) to the extent necessary the Company is authorized to amend this Plan or applicable Award Agreement, or to substitute such Award with another Award of comparable economic value, so that the Award, as modified or substituted and/or the Plan as modified, complies with the requirements applicable to deferred compensation under Code Section 409A, and (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action would cause such Award to no longer comply with the requirements applicable to deferred compensation under Code Section 409A.  The Committee, in its discretion, shall determine to what extent if any, this Plan or applicable Award Agreement shall be required to be so modified or substituted.  Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to, or the consent of, the affected Participants.

(c)           Treatment of specified employees.  If a Participant is a “specified employee” (as defined under Code Section 409A) and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than

Exhibit A - Page 36

death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period) to the extent required to preclude taxation under Code Section 409A.

(d)           Compliance with Code Section 409A.  It is intended that Awards granted under the Plan shall be exempt from, or if not exempt, in compliance with, the applicable requirements to preclude taxation under Code Section 409A, unless otherwise determined by the Committee at the time of grant.  In that respect, the Company, by action of its Board, reserves the right to amend the Plan, and the Committee reserves the right to amend any outstanding Award Agreement, to the extent deemed necessary or appropriate, in its discretion, either to exempt such Award from taxation under Section 409A or to comply with the requirements of Section 409A to preclude taxation thereunder.

23.15           Nonexclusivity of this Plan

.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

23.16           No Constraint on Corporate Action

.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or Affiliate to take any action that such entity deems to be necessary or appropriate.

23.17           Governing Law

.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

23.18           Delivery and Execution of Electronic Documents

.  To the extent permitted by applicable law, the Company may (a) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (b) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

23.19           No Representations or Warranties Regarding Tax Effect

.  Notwithstanding any provision of the Plan to the contrary, the Company, Affiliates, Subsidiaries, the Board and the Committee do not represent nor warrant any particular tax treatment under any federal, state,

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local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan, including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

23.20           Indemnification

.  Subject to requirements of Delaware law, each individual who is or was a member of the Board or the Committee, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be fully indemnified and held harmless by the Company and its Affiliates against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with, or resulting from, any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan, as well as against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability or expense is a direct result of his own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s or Affiliate’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company or Affiliate may have to indemnify them or hold them harmless.

23.21           Securities Requirements

.  The Company shall be under no obligation to effect the registration of any Shares to be issued hereunder pursuant to the Securities Act of 1933 or to effect similar compliance under any state securities laws.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

23.22           Rule 16b-3 Securities Law Compliance for Insiders

.  While the Company is a Publicly Held Corporation, transactions under the Plan with respect to Insiders are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act to the extent Section 16 of the Exchange Act is applicable to the Company.  Any ambiguities or inconsistencies in the construction of an Award or the Plan shall be interpreted to give effect to such intention, and to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

23.23           Pre-Clearance Agreement with Brokers

.  Notwithstanding anything in the Plan to the contrary, no Shares issued pursuant to the Plan will be delivered to a broker or dealer that receives such Shares for the account of an Insider unless and until the broker or dealer enters into a written agreement with the Company whereby such broker or dealer agrees to report immediately to the Secretary of the Company (or other designated person) a change in the Beneficial Ownership of such Shares.

23.24           Successors to Company

.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

[Signature page follows.]

Exhibit A - Page 38

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer, on this 12th day of May, 2011, to be effective as of the Effective Date.

CALLON PETROLEUM COMPANY

By:

Name:  Fred L. Callon
Title:    President and Chief Executive Officer